As filed with the Securities and Exchange Commission on May  16, 2007

Registration No. 333-138080

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________

TRANSTECH SERVICES PARTNERS INC.

(Exact name of registrant as specified in its charter)

______________

Delaware	6770	20-5426668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

445 Fifth Avenue
Suite 30H
New York, New York 10016
(212) 629-3710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suresh Rajpal
Chief Executive Officer and President
TransTech Services Partners Inc.
445 Fifth Avenue
Suite 30H
New York, New York 10016
(212) 629-3710

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Howard S. Jacobs, Esq.	Douglas S. Ellenoff, Esq.	Jack I. Kantrowitz, Esq.
Katten Muchin Rosenman LLP	Stuart Neuhauser, Esq.	Edward F. Petrosky, Esq.
575 Madison Avenue	Adam S. Mimeles, Esq.	Sidley Austin LLP
New York, New York 10022	Ellenoff Grossman & Schole LLP	787 Seventh Avenue
(212) 940-8800	370 Lexington Avenue	New York, New York 10019
(212) 940-8776—Facsimile	New York, New York 10017	(212) 839-5300
	(212) 370-1300	(212) 839-5599—Facsimile
(212) 370-7889—Facsimile

______________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of common stock, $0.0001 par value, and one warrant(2)	5,175,000	$8.00	$41,400,000	$4,430
Shares of common stock included in the units(2)	5,175,000	—	—	—	(3)
Warrants included in the units(2)	5,175,000	—	—	—	(3)
Shares of common stock underlying the warrants included in the units(2)	5,175,000	$5.00	$25,875,000	$794
Representatives’ unit purchase option	1	$100.00	$100	$0
Units underlying the representatives’ unit purchase option (“Representatives’ Units”)(4)	281,250	$10.00	$2,812,500	$87
Shares of common stock included as part of the Representatives’ Units(4)	281,250	—	—	—	(3)
Warrants included as part of the Representatives’ Units(4)	281,250	—	—	—	(3)
Shares of common stock underlying the warrants included in the Representatives’ Units(4)	281,250	$5.00	$1,406,250	$43
Total(4)			$71,493,850	$5,354	(5)

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 675,000 units, consisting of 675,000 shares of common stock and 675,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

No fee is required pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(5)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS (Subject to Completion)	Dated May 16, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$36,000,000

4,500,000 units

TransTech Services Partners Inc. is a newly organized Business Combination Company™, or BCC™, formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business. While our efforts in identifying a prospective target business will not be limited to a particular industry segment or location within the business services industry, we initially intend to focus on identifying one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO) (collectively referred to by us as business services), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit has an offering price of $8.00 and consists of:

•

one share of our common stock; and

•

one warrant.

We are offering 4,500,000 units. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and [                  ], 2008, and will expire on [                  ], 2011, or earlier upon redemption.

Prior to the closing of this offering, TSP, Ltd., one of our existing stockholders, will have purchased an aggregate of 1,191,667 warrants from us at a price of $1.20 per warrant ($1,430,000 in the aggregate) in a private placement under the Securities Act of 1933, as amended. Such warrants are identical to the warrants included in the units in this offering. In the event we fail to consummate a business combination the private placement warrants will expire worthless. Furthermore, these warrants are subject to transfer restrictions which expire on the earlier of: (i) a business combination or (ii) our dissolution and liquidation.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol [          ] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the units will continue to trade under the symbol [    ] and the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [          ] and [          ], respectively. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of if this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Public offering price	$8.00	$36,000,000
Underwriting discount(1)(2)	$0.56	$2,520,000
Proceeds, before expenses, to us
Total	$7.44	$33,480,000

(1)

Includes deferred underwriting compensation in the amount of 3.25% of the gross proceeds, or $0.26 per unit, and $1,170,000 in total (3.75% of the gross proceeds from the sale of the units pursuant to the underwriters’ over-allotment option, or $0.30 per unit, for the total deferred underwriting compensation of up to $1,372,500 if the underwriters’ over-allotment option is exercised in full), payable to Cowen and Company, LLC and Maxim Group LLC only upon completion of the initial business combination as described in this prospectus. Does not include Cowen and Company, LLC’s and Maxim Group LLC’s unit purchase option.

(2)

No discounts or commissions are payable with respect to the private warrants purchased in the private placement.

Of the proceeds we receive from this offering and the private placement, approximately $7.90 per unit, or $35,530,000 ($7.88 per unit, or $40,754,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, will be deposited into a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes $1,170,000 ($1,372,500, if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discount payable to Cowen and Company, LLC and Maxim Group LLC that will be retained by the trust account if we do not complete a business combination.

The underwriters may also purchase up to an additional 675,000 units from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus to cover over-allotments. We have also agreed to sell for $100 to Cowen and Company, LLC and Maxim Group LLC, the representatives of the underwriters in this offering, as additional compensation, an option to purchase up to 281,250 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.  The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

The underwriters expect to deliver the units against payment in New York, New York on                , 2007.

Cowen and Company	Maxim Group LLC

                       , 2007

TABLE OF CONTENTS

	Page		Page

Prospectus Summary	1	Management	58
Summary Financial Data	12	Principal Stockholders	63
Risk Factors	14	Certain Relationships and Related Transactions	65
Use of Proceeds	34	Description of Securities	67
Capitalization	37	Dividend Policy	72
Dilution	38	Underwriting	73
Management’s Discussion and Analysis		Legal Matters	79
of Financial Condition and Results		Experts	79
of Operations	40	Where You Can Find Additional Information	79
Proposed Business	43	Index to Financial Statements	F-1

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

“Business Combination Company”™ and “BCC”™ are service marks of Maxim Group LLC.

i

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our units. You should carefully read the prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our units, including the information discussed under “Risk Factors” beginning on page 14 and our financial statements and the notes thereto that appear elsewhere in this prospectus. Unless otherwise stated, all of the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. As used in this prospectus, unless the context otherwise indicates:

•

the information in this prospectus gives effect to a 3 for 4 reverse stock split of our outstanding shares of common stock, which occurred on January 10, 2007 and a 0.972973 for 1 reverse stock split of our outstanding shares of common stock, which occurred on February 14, 2007;

•

references to “we,” “us” and “our company” refer to TransTech Services Partners Inc.;

•

the term “existing stockholders” refers to the persons and entities that held shares of our common stock immediately prior to the date of this offering and the private placement;

•

the term “public stockholders” means the holders of our common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire such units in this offering or in the aftermarket;

•

the term “sponsors” refers to Messrs. Suresh Rajpal and LM Singh, who are existing stockholders and two of our directors and officers;

•

the term “founding shares” means the 1,125,000 shares of our common stock issued to existing stockholders immediately prior to this offering and the private placement;

•

the term “private placement” refers to the purchase by TSP Ltd. in a private placement that will occur prior to the effective date of this offering, of an aggregate of 1,191,667 warrants, at $1.20 per warrant;

•

TSP Ltd., is a company formed under the laws of Bermuda, which is wholly-owned by Suresh Rajpal  (57.5%) and LM Singh (42.5%), the sponsors;

•

the term “private warrants” refers to the 1,191,667 warrants to be purchased by TSP Ltd. in the private placement; and

•

the term “representatives” refers to Cowen and Company, LLC and Maxim Group LLC.

Our Strategy and Target Business

We are a blank check company known as a Business Combination Company™ or BCC™. We were formed under the laws of the State of Delaware on August 16, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business. While our efforts in identifying a prospective target business will not be limited to a particular industry segment or location within the business services industry, we initially intend to focus on identifying one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO) (collectively referred to by us as business services), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. To date, our efforts have been limited to organizational and financing activities. We presently have no business operations and no financial history. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

In today’s competitive environment, there is a growing trend of specialization, where companies focus on their core competencies and outsource non-core activities to specialized third-party providers. We believe that demand will continue to grow for the delivery of business services which provide productivity improvements and/or cost savings to U.S. and European corporations. This demand is driven by the desire by many companies to streamline their organizations, focus on their core competencies, create flexibility, and improve service levels.

As companies focus on their competencies, they are increasingly outsourcing non-core services to specialized third-party providers. In the U.S. and Europe, many middle-market service providers offer valuable services, however their cost structures and value proposition is limited as compared to an offshore service provider. Such providers represent an attractive opportunity to acquire and improve services levels, cost structures and enhance collective enterprise value. Our strategy is to pursue the acquisition of one or more small- to mid-market U.S. or European based business services providers with limited access to capital, less efficient systems and insufficient access to a talented workforce, resulting in lower margins. Our goal is to reduce many of these inefficiencies by utilizing various initiatives which include lowering cost structures by accessing labor resources in countries like India and implementing technology improvements and a global delivery model which will enable the target business to deliver its services more efficiently. Following such initiatives, we anticipate that the realigned company will emerge as a stronger player in the business services market with a sustainable and scalable business model.

Although our near-term objective is to acquire one or more U.S. and/or European based business services providers, we may determine that it is appropriate to acquire an offshore business services provider. We believe that through the execution of productivity improvement initiatives, target businesses can realize material improvements in their operating performance through the value arbitrage associated with reduced operating costs and improved productivity.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representatives of $1,170,000, or $1,372,500, if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. As used in this prospectus, a “target business” shall include one or more operating businesses and a “business combination” shall mean the acquisition by us of such a target business. We have not, directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. We have not yet taken any measure, directly or indirectly, to locate a target business. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities and/or any other method of financing, although we have not entered into any such arrangement and have no current intention of doing so. However, if we did, such arrangement would only be completed simultaneously with the completion of the business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. For more information, see Section below entitled Proposed Business – Fair market value of target business.

Following completion of this offering and until we complete a business combination, our officers, directors and special advisors will not receive any compensation. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders.

Our offices are located at 445 Fifth Avenue, Suite 30H, New York, New York 10016 and our telephone number is (212) 629-3710.

Private Placement

No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, TSP Ltd., an existing stockholder wholly-owned by our sponsors, will purchase from us an aggregate of 1,191,667 warrants at $1.20 per warrant ($1,430,000 in the aggregate) in a private placement. Such warrants are identical to the warrants included in the units in this offering. Each warrant is exercisable into one share of common stock at $5.00 per share and will become exercisable on the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on [     ], 2011, four years following the date of this prospectus, or earlier upon redemption.

All of the gross proceeds from the sale of the 1,191,667 warrants in the private placement, or $1,430,000, will be deposited into the trust account. The private placement warrants contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our dissolution and liquidation and will be subject to a lock-up agreement until such time as the restrictions on transfer expire. Furthermore, in each case, these warrants may not be transferred other than in accordance with the Securities Act of 1933, as amended.

[remainder of page intentionally left blank]

THE OFFERING

Securities offered:	4,500,000 units, at $8.00 per unit, each unit consisting of: • one share of common stock; and • one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The units will continue to trade and the common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three business days following the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC’s website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled “Where You Can Find Additional Information.”

Common stock:
Number outstanding before the date of this offering(1):	1,125,000
Number to be outstanding after this offering(1):	5,625,000 (does not include 281,250 shares of our common stock included in the representatives’ unit purchase option).
Public Warrants:
Number outstanding before this offering:	0 (does not include 281,250 warrants included in the representatives’ unit purchase option)
Number to be outstanding after this offering:	4,500,000 (does not include 281,250 warrants included in the representatives’ unit purchase option)
Exercisability:	Each public warrant is exercisable for one share of common stock.
Exercise price:	$5.00
Exercise period for the public warrants included in the units sold in this offering:

The warrants will become exercisable on the later of:

•

the completion of an initial business combination with a target business; and

•

[             ], 2008, one year following the date of this prospectus.

Provided that a current registration statement is in effect and a current prospectus with respect to the common stock issuable upon exercise of the public warrants is available. All warrants will expire at 5:00 p.m., New York City time, on [_________], 2011, four years following the date of this prospectus, or earlier upon redemption.

——————

(1)

After giving effect to a 3 for 4 reverse stock split of our outstanding shares of common stock on January 10, 2007 and to a 0.972973 for 1 reverse stock split of our outstanding shares of common stock, which occurred on February 14, 2007.

Redemption:

When the warrants are exercisable, we may redeem the outstanding public warrants (including any warrants issued upon exercise of the representatives’ unit purchase option):

•

in whole and not in part;

•

at a price of $.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to provide public warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. The warrants which are issuable to the representatives upon the exercise of the representatives’ unit purchase option are subject to the same redemption conditions. If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the $11.50 trigger price for redemption or the warrant exercise price after the redemption call is made.

Private placement warrants:
Number of private placement warrants outstanding before this offering and the private placement:	0
Number of private placement warrants outstanding after this offering and the private placement:	1,191,667
Exercisability:	Each private placement warrant is exercisable for one share of common stock.
Exercise price:	$5.00
Exercise period:	The 1,191,667 private warrants will become exercisable on the later of:
	•	the completion of a business combination; or
	•	[ ], 2008 one year following the date of this prospectus.
The private placement warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 four years following the date of this prospectus.
Redemption:	We may redeem the private warrants:
	•	in whole and not in part (and only in conjunction with the redemption of the public warrants);
	•	at a redemption price of $0.01 per warrant at any time after the warrants become exercisable;
	•	upon a minimum of 30 days’ prior written notice of redemption; and
•

if, and only if, the closing price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

Redemption: – continued

If the foregoing conditions are satisfied and we call the private placement warrants for redemption, each warrant holder will be entitled to exercise his or her warrant before the date scheduled for redemption.

Proposed OTC Bulletin Board symbols for our:
Units:
Common stock:
Warrants:
Offering and private placement proceeds to be held in the trust account:

$35,530,000 ($40,754,500, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement, or approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) will be placed in a trust account at JP Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $1,170,000 ($1,372,500, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering attributable to the deferred portion of the underwriting discounts and commissions. We believe that the inclusion in the trust account of the proceeds from the private placement and the deferred portion of the underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate the trust account as part of our dissolution and prior to our completing an initial business combination.

Subject to federal bankruptcy and similar laws, these proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, or (ii) implementation of our plan of dissolution and liquidation. Therefore, unless and until a business combination is completed, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except that there can be released to us from the trust account amounts necessary to pay taxes on the interest earned on the trust account and interest earned, net of taxes on such interest, and up to $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) to fund our working capital requirements, including expenses associated with pursuing a business combination. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, $100,000 after the payment of the expenses related to this offering). Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 3% (approximately $1,065,900 if the underwriters’ over-allotment option is not exercised) per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements.  The net proceeds attributable to the deferred underwriting discounts and commissions (and any accrued interest thereon, net of taxes payable) will be paid to the representatives and on a pro rata basis to any stockholders exercising their conversion rights prior to completion of a business combination on the terms described in this prospectus or on a pro rata basis to our public stockholders upon our liquidation, but will in no event be available to us for use in a business combination.

Offering and private placement proceeds to be held in the trust account: – continued

None of the warrants may be exercised until after the completion of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, after the completion of a business combination, the proceeds from the exercise of the warrants will be paid directly to us and not placed in the trust account.

We may use a portion of the funds not held in the trust account to make a deposit, down payment or fund a “no-shop, standstill” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to complete a business combination in the allotted time and would be forced to liquidate.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders or our officers, directors or special advisors prior to or in connection with a business combination, other than:

•

repayment of a $125,000 loan made to us by our sponsors, together with interest thereon at the rate of 4% per annum, out of the proceeds of this offering, which loan was made to fund certain of the expenses associated with this offering;

•

payment of $7,500 per month, from  the closing of this offering to the earlier of the consummation of a business combination and our dissolution and liquidation, to Lotus Capital LLC, an affiliate of one of our sponsors, for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by our officers, directors and special advisors in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Conditions to consummating our initial business combination:

We will not enter into our initial business combination with our sponsors or with our other officers, directors or special advisors or any of their affiliates. Our initial business combination must occur with one or more target businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representatives of $1,170,000, or $1,372,500 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their respective founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have also agreed to vote all shares of common stock they acquire in this offering or in the aftermarket in favor of a business combination. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and

Stockholders must approve business combination: – continued

(ii) public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights as described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if stockholders holding less than 20% of the shares of common stock included in the units sold in this offering exercise their conversion rights, we may be unable to complete a business combination if such conversion leaves us with funds less than a fair market value at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition, which amount is required as a condition to the completion of our initial business combination. In such event, we may be forced to find additional financing to complete such a business combination, complete a different business combination or dissolve and liquidate.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders who properly exercise their conversion rights and who vote against a business combination which is approved will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned, net of taxes payable on such interest, and net of interest income (less taxes payable on such interest) of up to $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) on the trust account balance that has been released to us to fund working capital requirements, if the business combination is approved and completed. Our existing stockholders will not be able to convert their founding shares into a pro rata share of the trust account under these circumstances. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion rights.”

Public stockholders who properly convert their common stock into a pro rata share of the trust account will be paid their conversion price promptly following the completion of our initial business combination. The initial conversion price is approximately $7.90 per share which includes $0.26 per share of deferred underwriting compensation.  Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination.”

Dissolution and liquidation if no business combination:

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).  We cannot provide investors with assurances of a specific time frame for the dissolution and liquidation.

Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. Upon our receipt of the required approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after (i) paying or making reasonable provision to pay all claims and obligations known to us; (ii) making such provision as will be reasonably likely to be sufficient to provide compensation

Dissolution and liquidation if no business combination: – continued

for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party; and (iii) making such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within ten years after the date of dissolution, distribute our remaining assets solely to our public stockholders.

Our existing stockholders will not have the right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to their founding shares, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation.  In addition, if we liquidate, the representatives have agreed to waive their rights to the $1,170,000 ($1,372,500, if the underwriters’ over-allotment option is exercised in full) of contingent compensation deposited in the trust account for their benefit.

We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.90 per share ($7.88 per share if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned, net of taxes on the trust account, out of the funds in the trust account which means that our stockholders may lose money on their initial investment. We expect that all costs associated with implementing our plan of dissolution and liquidation, as well as payments to any creditors, will be funded by the proceeds of this offering not held in the trust account and interest released to us of up to $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) for working capital, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $7.90 per share ($7.88 per share if the underwriters’ over-allotment option is exercised in full). We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account and interest released to us of up to $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) for working capital, to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes. Our sponsors have agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us.

In addition, if we seek approval from our stockholders to complete a business combination in the period within 90 days prior to the expiration of 24 months after the completion of this offering (assuming that the period in which we need to complete a business combination has been extended, as provided in our certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the completion of this offering, our board of directors will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the Securities and Exchange Commission, or SEC, seeking stockholder approval for such plan.

Dissolution and liquidation if no business combination: – continued

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $7.90 per share ($7.88 per share if the underwriters’ over-allotment option is exercised in full), please see the sections entitled “Risk Factors—Risks associated with our business—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $7.90 per share ($7.88 per share if the underwriters’ over-allotment option is exercised in full),” “Risk Factors—Risks associated with our business—Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders,” “Risk Factors—Risks associated with our business—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them,” and “Proposed Business—Effecting a business combination—Dissolution and liquidation if no business combination.”

Escrow of founding shares:

On the date of this prospectus, all of our existing stockholders will place their founding shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow on the earlier of (i) [____________], 2010, three years following the date of this prospectus and (ii) one year following the completion of a business combination with a target business.

The foregoing restriction is subject to certain limited exceptions. Individuals holding founding shares may transfer such securities to an entity controlled by such individual or to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries. Entities holding founding shares may transfer such securities to persons or entities controlling, controlled by, or under common control with such entity. Even if transferred under these circumstances, the founding shares will remain in the escrow account. The shares are releasable from escrow prior to the above date only if, following the initial business combination, we complete a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property. If we are forced to liquidate, the founding shares will be cancelled.

Although the private warrants will not be placed in escrow, TSP Ltd. will enter into a lock-up agreement wherein it will agree that it will not sell or transfer any of such securities or the shares underlying such warrants until after we have completed a business combination, subject to the same exceptions described above with respect to the escrowed securities.

Determination of offering amount:

We based the size of this offering on our belief as to the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We also considered the financial resources of competitors, including other blank check companies with no limitation on the industries in which they may acquire businesses and the amounts such blank check companies were seeking to raise or have raised in recent public offerings. We believe that raising the amount described in this offering will offer us a variety of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. In addition, we also considered the past experiences of our officers and directors in operating businesses, and the size of those businesses. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and

Determination of offering amount: – continued

demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of operating companies in or related to the business services industry or other industries.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2007 (unaudited)
	Actual	As Adjusted(1)

Balance Sheet Data:
Working (deficiency)/capital	$(422,527)	$34,436,286
Total assets	$460,729	$34,436,286
Total liabilities	$484,443	$—
Value of common stock which may be converted to cash(2)	$—	$6,868,964
Stockholders’ (deficit) equity	$(23,714)	$27,567,322

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this offering and the sale of the private warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions (including repayment of a $125,000 loan from our sponsors made to fund certain expenses associated with this offering) but excludes the $1,170,000 ($1,372,500, if the underwriter’s over-allotment is exercised in full) being held in the trust account representing the deferred underwriting compensation.

(2)

If a business combination is approved and completed, public stockholders who voted against the business combination will be entitled to convert their stock for approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) plus their pro rata share of any accrued interest earned on the trust account (net of (i) taxes payable on interest earned, and (ii) up to $600,000 ($800,000, if the over-allotment is exercised in full) of interest income, net of taxes, released to us to fund our working capital, and which includes $0.26 per share of deferred underwriting compensation. However, the ability of stockholders to receive $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our sponsors. See “Risk Factors – Risks associated with our business – If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) and “Proposed Business – Effecting a business combination – Dissolution and liquidation if no business combination.”

The working capital excludes $398,813 of costs related to this offering and the private placement, which were incurred on or prior to March 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.

The working capital (as adjusted) and total assets (as adjusted) amounts include $34,360,000 ($39,382,000, if the underwriters’ over-allotment is exercised in full) being held in the trust account, which excludes $1,170,000 ($1,372,500 if the underwriters’ over-allotment is exercised in full) being held in the trust account representing the deferred underwriting compensation, which will be distributed on completion of our initial business combination to: (i) any public stockholders who exercise their conversion rights; (ii) underwriters, in the amount of $1,170,000 ($1,372,500 if the underwriters’ over-allotment option is exercised in full), in payment of their deferred underwriting discounts and commissions; and (iii) us, in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payments to the representatives of deferred discounts and commissions. All such proceeds will be distributed from the trust account only upon completion of a business combination within the time period described in this prospectus. If a business combination is not so completed, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets to our public stockholders, including the funds held in the trust account.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 19.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 899,550 shares of common stock, or 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per share conversion price of approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned on the trust account. The actual per share conversion price will be equal to:

•

the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions, and including accrued interest, net of taxes on such interest, after distribution of interest on the trust account, net of taxes, to us for working capital as described herein, as of two business days prior to the proposed completion of the business combination,

•

divided by the number of shares of common stock sold in this offering.

Of the $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) conversion price, $0.26 per share represents a portion of the underwriters’ deferred compensation, which they have agreed to forego on a pro-rated basis for each share that is converted. Accordingly, the total deferred underwriting compensation payable to the representatives in the event of a business combination will be reduced by $0.26 for each share that is converted. The balance will be paid from proceeds held in the trust account which are payable to us upon consummation of the business combination. In order to partially offset the resulting dilution to non-redeeming stockholders, the existing stockholders have agreed to surrender on a pro-rated basis founding shares to us (at an assumed value of $8.00 per share) for cancellation, up to a maximum of 99,973 shares. Even if less than 20% of the stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds less than a fair market value at least equal to 80% of the amount in the trust account (excluding any funds held for the benefit of the representatives) at the time of such acquisition which amount is required as a condition to the consummation of our initial business combination, and we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus, before deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operation could be negatively affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Moreover, our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on the consummation of this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenues (other than interest income on the proceeds from this offering) until, at the earliest, after the completion of a business combination. We cannot assure you as to when, or if, a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to complete a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representatives of $1,170,000, or $1,372,500, if the underwriters’ over-allotment option is exercised in full) at the time of the acquisition within 18 months after the completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the completion of this offering and the business combination relating thereto has not yet been completed within such 18-month period). If we fail to complete a business combination within the required time frame, we have agreed with the trustee to promptly initiate procedures to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the completion of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and we have not had any contacts or discussions with any target business regarding such a transaction.

The terms on which we may effect a business combination can be expected to become less favorable as we approach our eighteen and twenty four month deadlines.

Pursuant to our amended and restated certificate of incorporation, we must adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).  We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account, upon expiration of the time periods set forth above.

Any entity with which we negotiate, or attempt to negotiate, a business combination, will, in all likelihood, be aware of these time limitations and can be expected to negotiate accordingly.  In such event, we may not be able to reach an agreement with any proposed target prior to such period and any agreement that is reached can be expected to be on terms less favorable to us than if we did not have the time period restrictions set forth above.  Additionally, as the 18 or 24 month time periods draw closer, we may not have the desired amount of leverage in the event any new information comes to light after entering into definitive agreements with any proposed target but prior to consummation of a business transaction.

If we are required to dissolve and liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon completion of this offering, a certain amount of the net proceeds from the offering shall be placed into the trust account, together with the proceeds from the private placement, which proceeds may not be disbursed from the trust account except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

•

prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;

•

we may complete the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and completed, public stockholders who voted against the business combination and who properly exercise their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not completed or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

•

we may not complete any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in the amended and restated certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Under Delaware law, the foregoing requirements and restrictions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment which is then approved by stockholders holding a majority of our outstanding shares. Such an amendment could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. However, pursuant to our amended and restated certificate of incorporation and the terms of the underwriting agreement, neither we nor the board will propose or seek stockholder approval of any amendment of these provisions without the approval of stockholders holding 95% of our outstanding shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Current Report on Form 8-K with the SEC upon completion of this offering, including an audited balance sheet demonstrating net tangible assets in excess of $5,000,000, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited into the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than would normally be permitted under Rule 419. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to offerings of blank check companies”.

Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of voluntary dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).

However, pursuant to Delaware law, such dissolution requires certain affirmative votes of stockholders. Specifically, Delaware law requires either (i) the affirmative vote by stockholders then holding a majority of our outstanding common stock approving a resolution by the board of directors to dissolve the company; or (ii) a written consent by all stockholders in which case no prior action by directors is necessary. We contemplate that any such dissolution would be sought by the board of directors’ adopting a resolution to dissolve, followed by a meeting of stockholders. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. This process could take a substantial amount of time ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to considerable delay. Furthermore, we may need to postpone the stockholders meeting, re-solicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the section below entitled “Risks associated with this offering—If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our sponsors have severally agreed, pursuant to written agreements with us and the representatives, that they will be personally liable to ensure that the proceeds in the trust account are not reduced by vendors, service providers or prospective target businesses that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations nor can we assure you that the per-share distribution from the trust account will not be less than $7.90 per share ($7.88, if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims. In the event that the proceeds in the trust account are reduced and the sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against the sponsors to enforce their indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full).

Our independent directors may decide not to enforce the sponsors’ indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Each of the sponsors has agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that the proceeds in the trust account are reduced and the sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against the sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against sponsors to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the sponsors’ indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution could be less than the initial $7.90 per share ($7.88 per share if the underwriters’ over-allotment option is exercised in full) held in the trust account.

We will dissolve and liquidate if we do not consummate a business combination and our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. In the event that our board of directors recommends and the stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a business combination—We have not identified a target business.”

Because there are numerous companies with a business plan similar to ours, it may be difficult for us to complete a business combination.

Based upon publicly available information as of April 16, 2007, we have identified approximately 96 similarly structured blank check companies that have completed initial public offerings since August 2003 and 43 others that have registration statements currently pending before the SEC. Of the blank check companies that have completed their public offerings, only 24 companies have consummated a business combination, while 20 other companies have announced they have entered into a definitive agreement for a business combination but have not consummated such business combination and five are in liquidation.

Accordingly, there are approximately 47 blank check companies with approximately $4.08 billion in trust that are seeking to carry out a business plan similar to our business plan. While many of these companies are targeted towards specific industries in which they must complete a business combination, certain of these companies may consummate a business combination in any industry they choose. As a result, there may be significant demand for the types of privately-held companies that we target, which demand may limit the number of potential acquisition targets for us.

Further, because only 44 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours. We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 20,918,920 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the private placement (assuming no exercise of the underwriters’ over-allotment option), there will be 9,039,753 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the representatives’ unit purchase option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. In the event we issue additional shares of our common stock or preferred stock upon a business combination, we would require such additional stockholders to waive any rights to the funds in the trust account. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

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could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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other disadvantages compared to our competitors who have less debt.

Any of the above listed factors could materially and adversely affect our business and results of operations. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms, or at all.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon completion of our offering and the private placement, our existing stockholders will collectively own approximately 20.0% (17.9%, if the underwriters’ over-allotment option is exercised in full) of our issued and outstanding shares of common stock shares of our common stock), which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the completion of our initial business combination. TSP Ltd. will purchase 1,191,667 private warrants at a purchase price of $1.20 per warrant, which warrants are exercisable at $5.00 per share, to purchase 1,191,667 shares of our common stock in a private placement. In addition, it is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the completion of a business combination, in which case all of the current directors will continue in office at least until the completion of the business combination. Accordingly, our existing stockholders will continue to exert control at least until the completion of a business combination.

We will be dependent upon interest earned on the trust account to fund our search for a target company and completion of a business combination.

Of the net proceeds of this offering and the private placement, only $100,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and complete a business combination. While we are entitled to up to a maximum of $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) to be released to us for working capital purposes, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to borrow funds from our existing stockholders or others or be forced to liquidate. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our management, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also likely that our current officers and directors will resign upon the completion of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our management. The future role of our management following a business combination, however, cannot presently be fully ascertained. Although we expect certain members of our management team to remain associated with us following a business combination, it is unlikely that our entire management team will be able to remain with the combined company after the completion of a business combination. Thus, we will likely employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as U.S. securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

None of our officers or directors has any previous experience in effecting a business combination through a blank check company which could limit our ability to complete a business combination.

None of our officers, directors or special advisors has ever been associated with a blank check company, other than Chandru Jagwani, as a special advisor. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could limit our ability to complete a business combination and could result in our having to liquidate the trust account.

Our officers, directors and special advisors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers, directors and special advisors are, or may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers, directors and special advisors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Our officers, directors and special advisors involved in businesses similar to what we may intend to conduct following a business combination may have fiduciary or contractual obligations to present opportunities to those entities first. We cannot assure you that any such conflicts will be resolved in our favor.

Because certain of our officers and directors currently directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain of our officers and directors either directly or indirectly own shares of our common stock and the private warrants. None of these persons will have the right to receive distributions from the funds held in a trust account with respect to the founding shares or the private warrants upon our dissolution and liquidation in the event we fail to complete a business combination, and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section below entitled “Management—Conflicts of Interest.”

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the completion of a business combination. All of our executive officers are engaged in several other business endeavors, and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section below entitled “Management—Conflicts of Interest.”  We cannot assure you that these conflicts will be resolved in our favor.

Our officers’, directors’ and special advisors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers, directors and special advisors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of taxes on such interest, of up to a maximum of $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) which may be released to us, unless the business combination is completed. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and complete a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with the business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not completed. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and, thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representatives of $1,170,000, or $1,372,500, if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to complete an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

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our obligation to seek stockholder approval of a business combination may materially delay the completion of a transaction;

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our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

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our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not completed.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to complete the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target businesses.”

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in trust (including interest earned on the trust account released to us for working capital) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business.

The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Risks Associated with This Offering

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business;

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our capital structure;

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an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and

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general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.022 per share after giving effect to a 3 for 4 reverse stock split of our outstanding shares of common stock on January 10, 2007, and a 0.972973 for 1 reverse stock split of our outstanding shares of common stock, which occurred on February 14, 2007, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired the founding shares at a nominal price has significantly contributed to this dilution. Assuming the offering is completed without exercise of over-allotment, you will incur an immediate and substantial dilution of approximately 25.5% or $2.04 per share (the difference between the pro forma net tangible book value per share of $5.96 and the initial offering price of $8.00 per unit).  Assuming the offering is completed with exercise of over-allotment, you will incur an immediate and substantial dilution of approximately 23.6% or $1.89 per share (the difference between the pro forma net tangible book value per share of $6.11 and the initial offering price of $8.00 per unit).

Because our existing stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on promotional or development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,010,000 minimum amount pursuant to this policy (assuming non-exercise of the over-allotment option). Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination.

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder so elects and votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units offered pursuant to this prospectus and the warrants in the private placement, we will be issuing warrants to purchase an aggregate of 5,691,667 shares of common stock (not including the 281,250 warrants included in the underwriters’ unit purchase option). To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 1,125,000 founding shares they acquired prior to this offering at any time after the date on which their securities are released from escrow, which, except in limited circumstances, will occur upon the earlier of (i)                        , 2010 three years following the date of this prospectus, and (ii) one year following the completion of a business combination. Furthermore, TSP Ltd. is entitled to demand the registration of the 1,191,667 private warrants and the 1,191,667 shares of common stock underlying the private warrants at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 2,316,667 shares of common stock eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is presently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is presently no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

We may make a mandatory redemption of our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may make a mandatory redemption of the warrants issued as a part of the units issued in this offering at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in a warrant agreement between Continental Stock Transfer & Trust Company and us, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holders of the warrants purchased in the private placement will not have any restrictions with respect to the exercise of their warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within the states in which we will apply to have the securities registered. Although the states are preempted from regulating the resales of our securities, state securities regulators who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. Under the National Securities Market Improvement Act of 1996, the states are pre-empted from regulating transactions in covered securities. We will file periodic and annual reports under the Exchange Act and our securities will be considered covered securities. Therefore, the states will be pre-empted from regulating the resales of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable. However, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states. For a more complete discussion of the state securities laws and registrations affecting this offering, please see “Underwriting—State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The NASDAQ Stock Market or a National Exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Prospective target business’ compliance with the Sarbanes-Oxley Act of 2002 may increase the time and costs of completing an acquisition.

Our prospective target business may not be in compliance with the provisions of the Sarbanes-Oxley Act of 2002 regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

We may be deemed to be an investment company, as defined under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, if, following the offering and prior to the consummation of a business combination, we are viewed as engaging in the business of investing in securities or we own investment securities having a value exceeding 40% of our total assets. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•

restrictions on the nature of our investments; and

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restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

However, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Our common stock may be subject to the penny stock rules promulgated under the Exchange Act unless our net tangible assets are greater than $5,000,000 or our common stock has a market price per share greater than $5.00. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

All of our officers and certain of our directors own shares of our common stock. Additionally, no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that two members of our board of directors are currently “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individual is not “independent.”  If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Although we believe all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent” under the policies of the North American Securities Administrator Association, we cannot assure you this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Risks Associated with Proposed Investment Sector

There is intense competition in the market for outsourcing services.

We believe that the principal competitive factors in business services markets are price, service quality, sales and marketing skills, and industry expertise. Certain factors may affect the competitive landscape in the outsourcing industry, including divestitures and acquisitions that result in consolidation within the industry. In addition, we may face competition from a client’s own in-house group. We will also face competition from onshore and offshore business process outsourcing and information technology services companies. In addition, the trend toward offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. These competitors may include entrants from the communications, software and data networking industries or entrants in geographic locations with lower costs than those in which we intend to operate.

Some of these competitors will have greater financial, human and other resources, longer operating histories, greater technological expertise, more recognizable brand names and more established relationships in the industries that we currently intend to serve or may serve in the future. In addition, some of our potential competitors may enter into strategic or commercial relationships among themselves or with larger, more established companies in order to increase their ability to address client needs, or enter into similar arrangements with potential clients. Increased competition, our inability to compete successfully against competitors, or pricing pressures could harm our business.

Upon a business combination, our business may not develop in ways that we currently anticipate due to negative public reaction to offshore outsourcing.

Our business strategy is based on certain assumptions regarding our industry. The trend to outsource business services, however, may not continue and could reverse. In particular, offshore outsourcing is a politically sensitive topic in the United States, Europe and elsewhere. For example, many organizations and public figures in the United States and the U.K. have publicly expressed concern about a perceived association between offshore outsourcing providers and the loss of jobs in their home countries.

Wage pressures in our proposed offshore destinations may prevent target businesses from sustaining a competitive advantage and may reduce their profit margins.

Wage costs in offshore locations such as India, China, Malaysia and the Philippines have historically been significantly lower than wage costs in the United States for comparably skilled professionals, which we expect will be one of the competitive strengths of offshoring the business services operations of a target business. However, if, following a business combination, wages for skilled professionals increase in the country in which we have established a business services facility, we may not be able to sustain this competitive advantage, which could negatively affect profit margins.

The international nature of our proposed business will  expose us to several risks, such as significant currency fluctuations and unexpected changes in the regulatory requirements of multiple jurisdictions.

We intend to have operations in offshore countries, such as India, and we intend to service clients across North America and Europe. Our corporate structure may span multiple jurisdictions. As a result, we will be exposed to risks typically associated with conducting business internationally, many of which are beyond our control. These risks include:

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significant currency fluctuations;

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legal uncertainty owing to the overlap of different legal regimes, and problems in asserting contractual or other rights across international borders;

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potentially adverse tax consequences, such as scrutiny of transfer pricing arrangements by authorities in the countries in which we operate;

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potential tariffs and other trade barriers;

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unexpected changes in regulatory requirements;

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the burden and expense of complying with the laws and regulations of various jurisdictions; and

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terrorist attacks and other acts of violence or war.

Foreign currency fluctuations could adversely affect our ability to achieve our business objective.

Because our business objective is to achieve operational and productivity improvements, which would include leveraging delivery capabilities at offshore locations such as India, changes in the U.S. dollar—Indian rupee exchange rate may affect our ability to achieve such objective. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the Indian rupee, our business model will be more expensive and therefore more difficult to accomplish.

Investors may have difficulty enforcing judgments against our management or our target business.

After the consummation of a business combination, it is likely that some of our assets will be located outside of the United States and some of our officers and directors may reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that India does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Our future revenue will be highly dependent on a few industries and any decrease in demand for outsourced services in these industries could reduce our future revenue and seriously harm our business.

We intend to operate within concentrated industries. Following a business combination, our business and growth will depend on continued demand for our services from clients in these industries and other industries that we may target in the future, as well as on trends in these industries to outsource business processes. A downturn in any of our targeted industries, a slowdown or reversal of the trend to outsource business processes in any of these industries or the introduction of regulation which restricts or discourages companies from outsourcing could result in a decrease in the demand for our proposed services and adversely affect our future results of operations.

Other developments may also lead to a decline in the demand for services in our proposed industries. For example, consolidation in any of these industries or acquisitions may decrease the potential number of buyers of business services. Any significant reduction in or the elimination of the use of business services within any of our proposed industries would result in reduced revenue and harm our future business.

Business service providers often encounter long sales and implementation cycles and require significant resource commitments by us and our clients, which they may be unwilling or unable to make.

Providing business services involves significant resource commitments by us and our clients. Potential clients require that we expend substantial time and money educating them as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Decisions relating to engaging business service providers generally involve the evaluation of the service by our clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant funds and management resources during the sales cycle and ultimately the potential client may not engage our services. Our sales cycle for all of our services is subject to significant risks and delays over which we have little or no control, including:

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potential clients’ alternatives to our services, including their willingness to replace their internal solutions or existing vendors;

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potential clients’ budgetary constraints, and the timing of our clients’ budget cycles and approval process;

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potential clients’ willingness to expend the time and resources necessary to integrate their systems with our systems and network; and

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the timing and expiration of potential clients’ current outsourcing agreements for similar services.

If we are unsuccessful in closing sales after expending significant funds and management resources, or if we experience delays in the sales cycle, it could have a negative impact on our revenues and margins. The sales and implementation process occupies important personnel resources that could otherwise be assisting other new clients. Moreover, after being engaged by a client after the sales process, it frequently takes an additional period of time to integrate the client’s systems with ours, and to thereafter ramp-up our services to the client’s requirements.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

Business service providers sometimes are required to collect and store sensitive data in connection with their services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates any sensitive data that we may have, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

Our revenues may be highly dependent on a limited number of major clients and any loss of business from major clients would reduce our revenues and growth.

Some business services companies derive a substantial portion of their revenues from a limited number of customers. If we fail to renew or extend contracts with major clients, or if these contracts are terminated for cause or convenience, these clients will have no further obligation to purchase services from us. The loss of, or any significant decline in business from, one or more major clients could lead to a significant decline in revenues and operating margins, particularly if we are unable to make corresponding reductions in our expenses in the event of any such loss or decline. We may not be able to retain a target business’ major clients following a business combination if we were to lose any of a target business’ major clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from major clients may decline or grow at a slower rate in future periods than it has in the past. If we lose any major clients, or if they reduce the volume of services contracted from us, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with them, which could exacerbate the harm that any such loss or reduction would have on our operating results and financial condition.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and threaten our ability to compete.

The target business we acquire will depend on its customers continued need for its services, especially major clients who generate the substantial majority of its revenues. However, over time, clients may adopt new technologies that streamline or automate business processes. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and threaten our ability to compete.

We may fail to attract and retain enough sufficiently trained employees to support our operations, as competition for highly skilled personnel is intense and we experience significant employee attrition. These factors could have a material adverse effect on our business, results of operations, financial condition and cash flows.

The business services outsourcing industry relies on large numbers of skilled employees, and, following a business combination, our success will depend to a significant extent on our ability to attract, hire, train and retain qualified employees. The business services outsourcing industry experiences high employee attrition. For example, there is significant competition in India for professionals with the skills necessary to perform the services we intend to offer. Following a business combination, increased competition for these professionals, in the business services outsourcing industry or otherwise, could have an adverse effect on us. A significant increase in the attrition rate among employees with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for the services we intend to provide.

In addition, our ability to maintain and renew then-existing engagements and obtain new businesses will depend, in large part, on our ability to attract, train and retain personnel with skills that enable us to keep pace with growing demands for outsourcing, evolving industry standards and changing client preferences. Our failure either to attract, train and retain personnel with the qualifications necessary to fulfill the needs of our future clients or to assimilate new employees successfully could have a material adverse effect on our business, results of operations, financial condition and cash flows.

An acquired business’ operations may suffer from telecommunications or technology failure, disruptions or increased costs.

Target businesses may be highly dependent on their computer and telecommunications equipment and software systems. They may need to record and process significant amounts of data quickly and accurately to access, maintain and expand the databases used for the provision of business services. They may also be dependent on the continuous availability of voice and electronic communication with customers. A target business may experience an interruption of its telecommunications network as a result of errors by technology suppliers, clients or third parties, or electronic or physical attacks by persons seeking to disrupt its operations. Equally, a target business may suffer the temporary or permanent loss of telecommunications equipment and software systems through casualty or operating malfunction. Any such failure could result in business disruptions and impede a target business’ ability to provide services to its clients. A significant interruption of service could damage a target business’ reputation and, ultimately, result in the loss of clients.

New technologies or processes may be adopted which could reduce target businesses’ revenues, increase costs and/or threaten their ability to compete.

New technologies or processes may be introduced by competitors that streamline or automate business processes in a manner that a target business may not have the resources to replicate. The adoption of such technologies could reduce the demand for target businesses’ services, place pressure on pricing, cause a reduction in their revenues and/or threaten their ability to compete.

Target businesses may experience negative reactions from clients as a result of the actual or perceived disruption caused by the offshoring of their business services operations.

Any transfer of business operations to facilities in a foreign country will involve a number of logistical and technical challenges, which may result in the interruption of services to clients. A target business may encounter complications associated with the set-up and operation of business systems and computing equipment in an offshore facility, in particular where a new facility is commissioned. In addition, a target business may encounter complications in the restructuring of management and reporting lines as a result of the offshoring process. A target business may experience negative reactions from clients as a result of these actual or perceived disruptions. Furthermore, such disruptions may result in financial or other damages to a target business’ clients, for which it could incur claims and liabilities.

Political, economic, social and other factors in India may adversely affect our ability to achieve our business objective.

Since mid-1991, India has made significant progress in implementing economic structural reforms with respect to exchange and trade policies, reduction in fiscal deficit, controlling inflation, promotion of a sound monetary policy, financial sector reforms, strong and independent regulatory framework in a number of key sectors and greater reliance on market mechanisms to direct economic activity. Significant progress has been made in terms of promotion of foreign investment in key areas of the economy and further development of, and relaxation of restrictions in, the private sector. While the government’s policies have resulted in improved economic performance, there can be no assurance that the economic progress and growth will be sustained. Moreover, there can be no assurance that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any change may adversely affect Indian laws and policies with respect to foreign investment and currency exchange. Such changes in economic policies could negatively affect the general business and economic conditions in India, which could in turn affect us and our ability to achieve our business objective.

If political relations between the United States and India weaken, it could make a target business’ operations less attractive.

Although the relationship between the United States and India is considered to have strengthened, we cannot assure you that this will be continued by new governments in respective countries. Changes in domestic political conditions in the United States and India may have an adverse impact on the state of India-US relations and are difficult to predict. This could adversely affect our future operations or cause potential target businesses to become less attractive, possibly due to restrictions on having a offshore business model and may hence lead to a decline in our profitability. Any weakening of relations between the two countries could thus have a material adverse effect on our operations after a successful completion of a business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•

ability to complete a combination with one or more target businesses within the required time frame;

•

success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination;

•

potential inability to obtain additional financing to complete a business combination;

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limited pool of prospective target businesses;

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securities’ ownership being concentrated;

•

risks associated with operating in the business services industry;

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risks associated with offshoring operations;

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our ability to be successful as a result of political, economic, social and other factors in offshore countries;

•

public securities’ limited liquidity and trading, as well as the current lack of a trading market; or

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use of proceeds not in trust or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised

Gross proceeds
Private placement	$1,430,000	$1,430,000
Offering	36,000,000	41,400,000
Total	$37,430,000	$42,830,000
Offering and private placement expenses(1)
Underwriting discount(2)	$1,350,000	$1,525,500
Deferred underwriting compensation(3)	1,170,000	1,372,500
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	75,000	75,000
Miscellaneous expenses	59,369	59,369
SEC registration fee	7,886	7,886
NASD registration fee	7,745	7,745
Total offering and private placement expenses	$2,970,000	$3,348,000

Net Proceeds
Not held in trust	$100,000	$100,000
Held in trust for our benefit	$34,360,000	$39,382,000
Total net proceeds	$34,460,000	$39,482,000
Adjustments
Deferred underwriting discounts and commissions held in trust(3)	$1,170,000	$1,372,500
Total held in trust	$35,530,000	$40,754,500
Percentage of offering proceeds held in trust	98.69%	98.44%
Working capital-funded from net proceeds not held in trust and interest earned held in trust(4)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$300,000	$300,000
Payment for office space and administrative and support services ($7,500 per month for up to two years)	180,000	180,000
Due diligence of prospective target businesses	70,000	70,000
Legal and accounting fees relating to SEC reporting obligations	100,000	100,000
Working capital to cover miscellaneous expenses(5)	50,000	250,000
Total	$700,000	$900,000

——————

(1)

A portion of the offering expenses, including SEC registration fees and NASD filing fees, legal and accounting fees and expenses have been paid from the $125,000 loan by our sponsors, which loan shall be repaid out of the proceeds upon the closing of this offering.

(2)

Represents 3.75% of the gross proceeds from the sale of the units, or $0.30 per unit, for underwriting compensation of $1,350,000 (3.25% of the gross proceeds from the sale of the units pursuant to the underwriters’ over-allotment option, or $0.26 per unit, for the total underwriting compensation of up to $1,525,500 if the over-allotment option is exercised in full).

(3)

Represents 3.25% of the gross proceeds from the sale of the units, or $0.26 per unit, for total deferred compensation of $1,170,000 (3.75% of the gross proceeds from the sale of the units pursuant to the underwriters’ over-allotment option, or $0.30 per unit, for the total deferred underwriting compensation of up to $1,372,500 if the underwriters’ over-allotment option is exercised in full) for the amount held in trust of deferred underwriting compensation which will be paid to the representatives only upon the completion of the initial business combination only with respect to those units which have not been converted and will not be available for use to acquire an operating business. In the event that a business combination is not completed within the required time period, these amounts will be included in the liquidating distribution to our public stockholders.

(4)

Up to $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) of the interest (net of taxes) earned on amounts in trust may be released to us for working capital.

(5)

The miscellaneous fees and expenses may include, without limitation, potential deposits, down payments, exclusivity fees, franchise taxes, finder’s fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation.

Of the proceeds from this offering and the private placement, $35,530,000 ($40,754,500, if the underwriters’ over-allotment option is exercised in full), of which $1,170,000 ($1,372,500 if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriting discounts and commissions, will be placed in a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except for the $100,000 held outside the trust, amounts necessary to pay taxes on the interest earned on the trust account, and interest income released to us, net of taxes, of up to $600,000 ($800,000 if the underwriters’ over-allotment option is exercised in full) for working capital, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. All amounts held in the trust account that are not converted to cash, released to us to pay taxes on interest earned or as interest income, net of taxes, for working capital will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions payable to the representatives of $1,170,000 ($1,372,500, if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and exercising their conversion rights. Following release from the trust account of interest income to pay income taxes and for working capital, as described above, and after payment of the conversion price to any public stockholders who exercise their conversion rights, the representatives will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 3% (approximately $1,065,900 if the underwriters’ over-allotment option is not exercised) per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements.

The net proceeds of this offering held in the trust account will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. We believe that the interest earned from the trust proceeds held in trust will generate sufficient funding to satisfy our working requirements. According to the Federal Reserve Statistical Release dated December 31, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending December 31, 2006, 4.718%, 5.006% and 5.091%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following completion of this offering, we believe the funds available to us outside of the trust account of $100,000, together with interest income, net of income taxes on such interest, of up to $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. Because the initial working capital of $100,000 is being funded from proceeds of this offering, we do not expect that we will need to rely on advances from our officers prior to the receipt of interest earned from the proceeds held in trust.

We have agreed to pay Lotus Capital LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the New York metropolitan area, the fee charged by Lotus Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until 18 months after completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).

We intend to use the excess working capital (approximately $50,000) for potential deposits, down payments, exclusivity fees, franchise taxes, finder’s fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation, with the balance of $650,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors, officers and special advisors in connection with activities on our behalf as described below. Of this amount, we have reserved approximately $70,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account of $100,000 and interest income, net of income taxes, of up to $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

As of the date of this prospectus, our sponsors have loaned to us the principal sum of $125,000 in order to pay certain of the expenses associated with this offering such as the SEC registration fee, NASD filing fee and legal and accounting fees and expenses. We will repay this loan, together with interest at the rate of 4% per annum, on the closing of this offering out of the proceeds thereof.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, special advisors or existing stockholders or any of their affiliates, other than the payment of $7,500 per month to Lotus Capital LLC from the trust account in connection with the general and administrative services rendered to us prior to or in connection with the business combination. However, our officers, directors, special advisors and existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund, as well as any other net proceeds not expended, will be used to finance the operations of the target business, pay principal or interest due on indebtedness incurred in consummating the business combination or for other working capital purposes.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable and interest amounts previously released to us from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

In the event of our liquidation, our existing stockholders will be entitled to receive funds from the trust account solely with respect to any shares of our common stock which they purchased in or following this offering.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2007, and as adjusted to give effect to the sale of our units in this offering and private placement, of 1,025,000 private warrants to one of our existing stockholders, our 3 for 4 reverse stock split, our 0.972973 for 1 reverse stock split and the application of the estimated net proceeds derived from the sale of our units in this offering and warrants in the private placement:

	March 31, 2007 (unaudited)
	Actual	As Adjusted(2)

Notes payable(1)	$127,712	$—
Common Stock, $0.0001 par value, 0 and 899,550 shares issued and outstanding, as adjusted, subject to possible conversion, shares at redemption value (3)	$—	$6,868,964
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued or outstanding	—	—
Common stock, $0.0001 par value, 20,918,920 shares authorized; 1,125,000 shares issued and outstanding; 4,725,450 shares issued and outstanding (excluding 899,550 shares subject to possible conversion), as adjusted (4)	$112	$472
Additional paid-in capital	$24,888	$27,615,564
Deficit accumulated during the development stage	$(48,714)	$(48,714)
Total stockholders’ (deficit) equity	$(23,714)	$27,567,322
Total capitalization	$103,998	$34,436,286

——————

(1)

The actual notes payable are comprised of two promissory notes totaling $125,000 of principal and accrued interest of $2,712 issued to our sponsors. The promissory notes are due at the earlier of January 31, 2008 and the completion of our initial public offering.

(2)

As adjusted, excludes deferred underwriting compensation payable to the representatives in the amount of 3.25% of the gross proceeds of this offering, or $ 1,170,000 or $0.26 per unit (or $1,372,500 if the underwriters’ over-allotment option is exercised in full or a total of $0.30 per unit. )

(3)

If we complete a business combination, the conversion rights afforded to our public stockholders may result in the conversion of up to approximately 19.99% of the aggregate number of shares sold in this offering, or approximately 899,550 shares, at a per share conversion price equal to the aggregate amount then on deposit in the trust account of approximately $6,868,964 (approximately $7.64 per share assuming the underwriter’s over-allotment option is not exercised) and deferred underwriting discounts and commissions of up to $233,883 ($0.26 per share) to be waived by the representatives related to the shares so converted, plus accrued interest net of any income taxes due on such interest, which shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements.

(4)

Assumes no value is attributed to the warrants included in the units.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At March 31, 2007, our net tangible book value was a deficiency of $(422,527, or approximately $(0.38) per share of common stock. After giving effect to the sale of 4,500,000 shares of common stock included in the units to be sold in this offering and the sale of 1,191,667 private warrants to purchase 1,191,667 shares of common stock at $1.20 per share, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 899,550 shares of common stock which may be converted to cash) at March 31, 2007 would have been approximately $27,567,322, or $5.96 per share, representing an immediate increase in net tangible book value of $6.34 per share to the existing stockholders and an immediate dilution of $2.04 per share, or approximately 25.5%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.38)
Increase attributable to new investors	6.34
Pro forma net tangible book value after this offering without exercise of over-allotment		5.96
Dilution to new investors without exercise of over-allotment		$2.04
Pro forma net tangible book value after this offering with exercise of over-allotment		$6.11
Dilution to new investors with exercise of over-allotment		$1.89

Our pro forma net tangible book value after this offering, assuming no exercise of the over-allotment, is approximately $6,868,964 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public stockholders may result in the conversion into cash of up to 19.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $7.64 per share), before payment of deferred underwriting discounts and commissions only with respect to those shares which have not been redeemed ($0.26 per share) and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the completion of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	1,125,000	20.00%	$25,000	0.07%	$0.022
New investors	4,500,000	80.00%	$36,000,000	99.93%	$8.00
	5,625,000	100.00%	$36,025,000	100.00%

——————

(1)

Assumes the sale of 4,500,000 units in this offering, but does not include (i) 4,500,000 shares of our common stock issuable upon exercise of the warrants sold as part of such units, (ii) 1,191,667 shares of our common stock issuable upon exercise of the private warrants, (iii) 281,250 shares of our common stock included in the representatives’ unit purchase option or (iv) 281,250 shares of our common stock issuable upon exercise of the warrants included in the representatives’ unit purchase option.

The pro forma net tangible book value after the offering, assuming the underwriters’ over-allotment option is not exercised, is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(422,527)

Proceeds from this offering and the private placement	34,460,000
Offering costs paid in advance and excluded from the net tangible book value before this offering	398,813

Less: Proceeds held in trust subject to conversion to cash at approximately $7.64 per share(1)	(6,868,964)
$27,567,322
Denominator:
Shares of common stock outstanding prior to the offering	1,125,000
Shares of common stock included in the units offered	4,500,000
Less: Shares subject to conversion (4,500,000 × 19.99%)	(899,550)

Less: Founding Shares subject to cancellation(2)	(99,973)
4,625,477

The pro forma net tangible book value after the offering, assuming the underwriters’ over-allotment option is exercised, is calculated as follows:

Numerator:
Net tangible book value before the offering	$(422,527)

Proceeds from this offering and the private placement	39,482,000
Offering costs paid in advance and excluded from the net tangible book value before this offering	398,813
Less: Proceeds held in trust subject to conversion to cash at approximately $7.61 per share(3)	(7,872,416)
$31,585,870
Denominator:
Shares of common stock outstanding prior to the offering	1,125,000
Shares of common stock included in the units offered	5,175,000
Less: Shares subject to conversion (5,175,000 × 19.99%)	(1,034,483)

Less: Founding Shares subject to cancellation(2)	(99,973)
5,165,544

——————

(1)

Does not reflect deferred underwriting compensation held in trust for redemption of shares for cash at $0.26 per share, or $233,883.

(2)

In order to partially offset the resulting dilution to non-redeemable stockholders, our existing stockholders have agreed to on a pro-rated basis surrender shares to us (at an assumed value of $8.00 per share) for cancellation, up to a maximum of 99,973 shares.

(3)

Does not reflect deferred underwriting compensation held in trust for redemption of shares for cash at approximately $0.27 per share, or $279,310.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 16, 2006, as a blank check company also known as a Business Combination Company™, or BCC™, for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business. While our efforts in identifying a prospective target business will not be limited to a particular industry segment or location within the business services industry, we initially intend to focus on identifying one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO) (collectively referred to by us as business services), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination under consideration, and we have not had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Lotus Capital LLC, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and a $125,000 loan from our sponsors.

We estimate the net proceeds from this offering and the sale of the private warrants, after deducting offering expenses of approximately $2,970,000 ($3,348,000, if the underwriters’ over-allotment is exercised in full), including $1,170,000 ($1,372,500, if the underwriters’ over-allotment is exercised in full) representing the deferred underwriting compensation payable to the representatives, will be approximately $34,360,000, or $39,382,000 if the underwriters’ over-allotment option is exercised in full. $35,530,000 ($40,754,500, if the underwriters’ over-allotment option is exercised in full) will be held in trust, which will include $1,170,000 ($1,372,500, if the underwriters’ over-allotment is exercised in full) representing the deferred underwriting compensation. $100,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering and sale of the private warrants to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon completion of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $600,000 ($800,000 if the underwriters’ over allotment option is exercised in full) on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not completed during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $300,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination;

•

approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services;

•

approximately $70,000 of expenses for the due diligence and investigation of a target business;

•

approximately $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•

approximately $50,000 ($250,000 if the underwriters’ over-allotment option is exercised in full) for general working capital that will be used for other expenses, including potential deposits, down payments, exclusivity fees, franchise taxes, finder’s fees or similar fees or compensation, premiums for director and officer liability and key-man insurance, reserves and costs and expenses associated with our dissolution and liquidation.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned, net of taxes (up to $600,000 or $800,000, if the underwriters’ over-allotment option is exercised in full) on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 3% per annum (approximately $1,065,900 if the underwriters’ over-allotment option is not exercised) during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Moreover, we will need to obtain additional financing to the extent such financing is required to complete a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

We have granted a purchase option to the representatives to be issued upon the closing of this offering. If the offering does not close, the purchase option will not be issued. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from the sale thereof. We estimate the fair value of the purchase option at the date of issue will be approximately $2.53 per unit or approximately $712,000 in the aggregate. If we do not consummate a business combination within the prescribed time period and we dissolve, liquidate and wind up, the purchase option will become worthless.

Related Party Transactions

No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, TSP Ltd., an existing stockholder wholly-owned by our sponsors, will purchase from us an aggregate of 1,191,667 warrants at $1.20 per warrant ($1,430,000 in the aggregate) in a private placement. Such warrants are identical to the warrants included in the units in this offering. Each warrant is exercisable into one share of common stock at $5.00 per share and will become exercisable on the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on [     ], 2011, four years following the date of this prospectus, or earlier upon redemption.

All of the gross proceeds from the sale of the 1,191,667 warrants in the private placement, or $1,430,000, will be deposited into the trust account. The private warrants contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination or our dissolution and liquidation and will be subject to a lock-up agreement until such time as the restrictions on transfer expire. Furthermore, in each case, these warrants may not be transferred other than in accordance with the Securities Act of 1933, as amended.

Our sponsors loaned to us the principal sum of $125,000 in order to pay certain of the expenses associated with this offering. We will repay this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

We have agreed to pay Lotus Capital LLC, an existing stockholder majority-owned by one of the sponsors, a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the New York metropolitan area, the fee charged by Lotus Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until 18 months after completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, as amended, so that we are not deemed to be an investment company under the 1940 Act. According to the Federal Reserve Statistical Release dated July 3, 2006, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ending December 31, 2006, 4.718%, 5.006% and 5.091%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $600,000 ($800,000, if the underwriters’ over-allotment is exercised in full) on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company known as a Business Combination Company™ or BCC™. We were formed under the laws of the State of Delaware on August 16, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an unidentified operating business. While our efforts in identifying a prospective target business will not be limited to a particular industry segment or location within the business services industry, we initially intend to focus on identifying one or more small- to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services (ITES), Business Process Outsourcing (BPO) and/or Knowledge Process Outsourcing (KPO) (collectively referred to by us as business services), whose operations are particularly suitable for operational and productivity improvements, which would include leveraging delivery centers located in offshore countries, such as India. To date, our efforts have been limited to organizational and financing activities. We presently have no business operations and no financial history. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not contacted any prospective target business or had any discussion, formal or otherwise, with respect to such a transaction.

Business services outsourcing leverages third-party providers to manage a company’s critical and/or non-critical enterprise applications. Companies generally outsource the following functions: routine information technology processes, including billing, accounting and other financial services; software research and development and related support functions; and transaction processing, including customer service operations. We refer to companies offering such services as business services providers. Over time, business services providers have expanded their portfolio of services to include knowledge-based processes that demand advanced information search, analytical, interpretation and technical skills as well as some judgment and decision making. Examples of KPO functions include intellectual property or patent research; pharmaceutical and biotechnology research and development; and analytical services, such as equity research and financial modeling. Due to the rising level of sophistication of outsourcing services from routine business services to KPO, enterprises are able to outsource incremental functions through business services providers.

Strategy – Target Business

In today’s competitive environment, there is a growing trend of specialization, where companies focus on their core competencies and outsource non-core activities to specialized third-party providers. We believe that demand will continue to increase for business services providers that provide productivity improvements and/or cost savings to U.S. and European corporations. This demand is driven by the desire by many companies to streamline their organizations, focus on their core competencies, create flexibility, and improve service levels. According to market research firm International Data Corporation, the global market for business process outsourcing will grow to $641 billion by 2009, up from $422 billion in 2005.

Business services providers have traditionally concentrated operations in locations which are geographically close to their clients. We believe that with the globalization of services, it is possible for business services providers to realize significant and sustainable improvements in financial and overall operating performance by implementing a global delivery business model. We refer to these performance enhancements as “value arbitrage” opportunities resulting from extensive efforts that leverage lower cost talent and innovative dynamic processes to cater to ever-changing customer needs and markets. We believe that “value arbitrage” has largely resulted from:

•

innovative technology and system developments allowing the efficient transfer, storage and manipulation of large quantities of data and other information;

•

access to well-educated, low-cost labor and talent pools available in offshore locations, such as India, China, Malaysia and the Philippines; and

•

the ability of offshore service providers, primarily in India, to constantly innovate processes and systems that lead to improved and unique delivery capabilities, and faster turnaround times due to favorable geographical locations.

As companies focus on their competencies, they are increasingly outsourcing non-core services to specialized third-party providers. In the United States and Europe, many middle-market providers offer valuable services, however their cost structures and value proposition are limited as compared to an offshore service provider. Such providers represent an attractive opportunity to acquire and improve services levels, cost structures and enhance collective enterprise value.

Our strategy is to pursue the acquisition of one or more small- to mid-market U.S. or European based business services providers with limited access to capital, less efficient systems and insufficient access to a talented workforce. Our goal is to reduce many of these inefficiencies and to increase margins. We plan to increase efficiency by implementing a global delivery model and technology improvements, and to increase margins by accessing labor resources in countries such as India. Following such initiatives, we anticipate that the realigned company will emerge as a stronger player in the business services market with a sustainable and scalable business model. Target businesses will have a high percentage of costs associated with transaction processing and will likely have some of the following attributes:

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work processes that can be readily communicated through the internet;

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limited face-to-face servicing requirements;

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lower cost of operating offshore; and

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available talent in offshore locations with educational backgrounds and skill profiles at least equal to those available in the United States.

We believe that through the execution of well-orchestrated productivity improvement initiatives, target businesses can realize material improvements in their operating performance through the value arbitrage associated with reduced operating costs and improved productivity, thus creating a long-term, sustainable and competitive business model. Although our near-term objective is to acquire U.S. and/or European based business services providers, we may determine that it is appropriate to acquire an offshore business services provider.

Industry Focus

Business services providers supply their portfolio of services to clients in a large number of industries and industry segments including information technology, financial services, healthcare, manufacturing, and logistics, where the labor component is high, and processes are standardized and can be delivered remotely where appropriate skilled labor is available. We will explore, but not be restricted to service providers with operations in the following industries and illustrative functions:

Industry	Sample Services

Financial Services	mortgage processing; asset management and fund accounting; credit card processing; check processing; account management; underwriting follow-up and sales force commission processing

Banking	account set up; loan documentation and analysis; pre- and post-closing processes; risk management and compliance; securitization; brokerage; sales support and pricing analytics

Insurance

pensions administration; actuarial services; sales and underwriting support; premium processing; policy administration; claims management; fiduciary accounting; accident management and third-party administration services

Financial and Accounting

accounts receivable and payable management; banking and reconciliation; treasury services; cash management and refunds processing; management, statutory and governance compliance & reports; GAAP analysis; taxation; bookkeeping

Industry	Sample Services

Human Resources	payroll processing and benefits administration; employee database management; employee exit administration and employee schemes administration; retirement benefit administration & analysis

Knowledge Services

business intelligence; company, industry and economic analysis; competitor profiles and market mapping; documentation and library services; corporate finance; equity research; mergers and acquisitions analysis; financial modeling; risk management and investment support; engineering and research and development; data processing; legal services; management information systems and reporting and statistical modeling and operations research

Health Care and Life Sciences

coding and charge entry; healthcare claims processing; revenue recycle management; data management; claims examining and adjudication; benefits administration and claims re-pricing; cash management; compliance (HIPAA, etc.); clinical research outsourcing; contract research outsourcing; clinical trials; contract manufacturing in pharmaceuticals and bio-technology; bio-informatics; molecular biology; DNA sequencing; RNA transcription

IT Services

Enterprise Application Suite (EAS); Enterprise Application Integration (EAI); Enterprise Risk Management (ERM); Remote Infrastructure Management Services (RIMS); IT consulting, training and education; e-governance

Investment Rationale

Over the past several years, large U.S. and European organizations have been increasingly pursuing productivity improvements as a means of creating more efficient operations by streamlining key administrative and processing functions to offshore locations. We believe this effort will continue in the near term as these organizations use both captive and third-party outsourcing partners.

Similar dynamics apply to small- to mid-market companies in the United States and Europe, particularly in the business services industry, which remain under-exploited. In particular, generalist private equity firms focus on a wide range of industries and, therefore, typically lack the sector expertise, network of relationships and working knowledge in a cross-border environment that are required to be successful. Therefore, a specialized investor is best positioned to address these investment opportunities for several reasons, including: (1) the large number of small- to mid-size companies in the United States and Europe with high direct costs and overhead in relation to their size which we believe hampers their scalability, revenue growth and cash flow deployment, (2) difficulty in attracting private equity investment by these companies due to their size, scale and valuations, (3) the specialized expertise required to enhance their value and make them competitive through the addition of offshore sourcing, production and services capabilities and access to high growth Asian market opportunities, particularly India, and (4) inefficient pricing in small- to mid-size public and private technology companies limiting their competitive positioning.

In order to achieve our objective, we will target companies which have potential to scale up and achieve higher valuations by our value-added role in terms of our ability to:

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actively drive each acquired company to cut costs and improve sales/margin;

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utilize offshore services delivery capabilities wherever applicable;

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manage IT/process redesign to improve efficiency, and increase competitive advantage; and

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build scale and enterprise value in small- to mid-market business services provider sector and thus build a stronger business model and competitive positioning.

Our company’s management, specifically Suresh Rajpal, LM Singh and Hemant Sonawala, has approximately 60 years of collective experience in India’s business services sector which covers cross-border transactions. We believe this combination of resources and experience positions the company to capitalize on economic opportunities in India over the next several years, including strategic investments in Indian business processing outsourcing providers. Our management and our special advisors comprise seasoned professionals with experience in private equity investing, operations and restructuring of businesses, including integration following a business combination.

The India Advantage

Although there is an opportunity to leverage delivery capabilities from more than one offshore country, we believe that India will continue to be the preferred hub for service operations, due to its ability to offer value-added services through its vast talent pool.

A 2007 Strategic Review by the National Association of Software and Services Companies, (NASSCOM), estimates that export services including Indian information technology and business process outsourcing segments are projected to grow from $31.3 billion in 2007 to $60.0 billion by 2010. This opportunity includes industry segments such as IT, financial services, healthcare, and manufacturing which are typically characterized by a high cost of labor. Enterprises in these industries have been some of the first to migrate standardized processes to a global delivery model as they seek differentiated solutions that reduce costs.

India’s ability to deliver innovative solutions combining premier IT services with specific sector expertise will be a critical growth driver for service providers in need of these solutions. As the portfolio of services sourced globally continues to expand into higher-value, more complex activities, global service providers are ramping up their offshore delivery capabilities in order to leverage the differentiated solutions and lower costs. We believe India has a competitive advantage over offshoring geographies like China and the Philippines that offer services such as customer contact, back-office and data entry/processing. These offerings are standardizable and have easy to replicate business models, resulting in margin pressure and client attrition.

NASSCOM further estimates that the Indian business services industry represents approximately 10% of a potential global market in excess of $300 billion and has the potential to increase its share of the global market in the future. We believe a substantial part of this future demand will be propelled by the banking and financial services sector and the rising demand for services to support finance, payment processing and human resources functions.

Management

Our management team, directors and special advisors have many years of experience in investing in, as well as managing, integrating and growing business services companies, particularly with the ability to implement an “India-centric” strategy. We believe this combination of resources and experience positions them to leverage their collective experiences and focus on reviewing company strategies, especially in the context of global trends. We believe our team will enable us to source new markets, acquire technologies, establish new commercial relationships, build talent and access capital markets as needed, whether in United States, Europe or India. We refer you to “Management – Executive Officers, Directors and Special Advisors.”

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, the private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various sources, including our management team, investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, consulting firms and other members of the financial community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the completion of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arms-length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors, special advisors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the completion of a business combination. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on any industry to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. While we have determined broad criteria for a target business for a possible business combination, we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We expect that our management will diligently review all of the proposals we receive with respect to a prospective target business. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

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financial condition and results of operations;

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earnings and growth potential;

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the nature of services and opportunities for improving financial returns through the migration of operating functions to offshore locations and the enhanced productivity associated with the delivery of services by offshore personnel and technology upgrades;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry into the industry;

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breadth of services offered;

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degree of current or potential market acceptance of the services;

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regulatory environment; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders or any of their respective affiliates for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions being held in the trust account) at the time of such acquisition. In order to complete such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on its own), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain the opinion of an investment banking firm, a summary of the opinion will be contained in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination, and the investment banking firm will consent to the inclusion of their report in our proxy statement. In addition, information about how stockholders will be able to obtain a copy of the opinion from us will be contained in the proxy statement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Additionally, if our business combination involves the simultaneous acquisitions of several entities at the same time, we would need to convince the sellers of such entities to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business.

Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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result in our dependency upon the performance of a single operating business;

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result in our dependency upon the development or market acceptance of a single or limited number of products or services; and

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Limited ability to evaluate the target business’s management

Although we expect certain members of our management team to remain associated with us following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the completion of a business combination if they are able to negotiate and agree to mutually acceptable employment terms in connection with any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While it is possible that one or more of our officers, directors and special advisors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest and net of interest income (less income taxes on such interest) released to us as described in this prospectus for working capital, which shall be paid from the trust account (calculated as of two business days prior to the completion of the proposed business combination), divided by the number of shares sold in this offering. The initial per share conversion price would be approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full), which includes $0.26 per share of deferred underwriting compensation on the initial shares, plus $0.30 per share on the additional shares if the underwriters’ over-allotment option is exercised in full, which is lower than the per unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. For stockholders to exercise their conversion rights, they must vote against the acquisition and have affirmatively elected to convert their shares by checking the appropriate box, or directing their broker to check the appropriate box, on the proxy card (enclosed with the proxy statement) and ensure the proxy card is delivered prior to the special meeting regarding the business combination. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full) is lower than the $8.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and liquidation if no business combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after completion of this offering (or within 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of the company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover claims and obligations of our company and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to the founding shares and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned on the trust account (net of taxes payable on such interest and up to $600,000 ($800,000, if the underwriters’ over-allotment option is exercised in full) released to us to fund working capital requirements). Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete a business combination, we anticipate that the interest that will accrue on the trust account, even at an interest rate of 3% (approximately $1,065,900 if the underwriters’ over-allotment option is not exercised) per annum, during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account and the interest on amounts held in the trust account (net of taxes) released to us as described elsewhere in this prospectus, although we cannot assure you that those funds will be sufficient funds for such purposes. If we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full), without taking into account interest earned in the trust account (net of taxes payable thereon). Our sponsors have agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us.

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors, prior to completion of a business combination, we will seek to have all vendors, prospective target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

There is no guarantee that vendors, prospective target businesses, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Pursuant to agreements with us and the representatives, in order to protect the amounts held in trust each of our sponsors has agreed to indemnify us for all claims of creditors, to the extent that we fail to obtain valid and enforceable waivers from them. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per-share liquidation value receivable by our public stockholders will not be less than $7.90 per share ($7.88 per share, if the underwriters’ over-allotment option is exercised in full), plus interest (net of taxes payable), due to claims of creditors.

We believe the likelihood of a sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. The indemnification provisions are set forth in the form of insider letters to be executed by each sponsor. The insider letters provide that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, prospective target business or other entity, the indemnification will not be available. The form of insider letters to be executed by each of our sponsors are exhibits to the registration statement of which this prospectus forms a part. In the event that the board recommends and our stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such claims made by creditors.

Furthermore, creditors or other parties may seek to interfere with the distribution of the trust account pursuant to federal or state creditor, bankruptcy and similar laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy proceedings or other actions deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

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our board will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

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upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC; if the SEC does not review the preliminary proxy statement, then, approximately 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and approximately 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to complete a business combination within 90 days of the expiration of 24 months after the completion of this offering (assuming that the period in which we need to complete a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and liquidation. Please see the section entitled “Risk Factors—Risks associated with this offering—Under Delaware law, our dissolution requires certain approvals by holders of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.”

Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain optional procedures set forth in Section 280 of the Delaware General Corporation Law intended to enhance the likelihood dissolving companies have made reasonable provision for all claims and obligations against them, including, inter alia, a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to claims against us would generally be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder as part of the dissolution, and any liability of the stockholder for such claims and obligations would generally be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims against us to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is remote.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to complete the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 445 Fifth Avenue, Suite 30H, New York, New York 10016. We intend to also have offices in New Delhi, India. The cost of both offices is included in the monthly fee of $7,500 that Lotus Capital LLC will charge us for rent and general and administrative services pursuant to a letter agreement between us and Lotus Capital LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have three officers, each of whom is a member of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any employees prior to the completion time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the completion of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Exchange Act, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Our management will provide stockholders with such financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering (and assuming the underwriters’ over-allotment option is not exercised). None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$35,530,000 comprised of a portion of the proceeds of this offering and the private placement and $1,170,000 in deferred underwriting discounts and commissions will be deposited into a trust account at JP Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company.

$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $35,530,000 held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or money market funds meeting certain criteria.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred underwriting compensation payable to the representatives of $1,170,000) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The units will continue to trade and the common stock and warrants included in the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued – continued

announcing when such separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three business days following the date of this prospectus. For more information, see the section entitled “Description of Securities—Units.”

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year following the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 18 months has not yet passed since the completion of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria (or 24 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18-month period but as to which a combination is not yet complete) we have not obtained stockholder approval for an alternate initial business combination, we will take steps to liquidate and dissolve to affect the distribution of the

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor – continued	proceeds of the trust account, including accrued interest net of income taxes on such interest, after which has not been distributed to as described in this prospectus.

Business combination deadline

A business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been completed within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

Except with respect to interest income, net of income taxes on such interest, and up to $600,000 of interest, net of taxes, on the balance in the trust account released to us to fund working capital requirements amounts held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest earned on the trust account

Interest earned on the trust account may be disbursed for the purposes of (i) paying taxes on interest earned and (ii) funding working capital up to $600,000. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder proved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not completed within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Executive Officers, Directors and Special Advisors

Our current executive officers, directors and special advisors are as follows:

Name	Age	Position

Suresh Rajpal	63	Chief Executive Officer, President and Chairman of the Board
LM Singh	41	Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director
Graham Norton-Standen	50	Director of Strategy and Director
Frederick Smithline	75	Director
Hemant Sonawala	69	Director
Chandru Jagwani	62	Special Advisor
Pervez A. Ahmed	58	Special Advisor

Suresh Rajpal has been our Chairman of the Board of Directors, Chief Executive Officer and President since our incorporation on August 16, 2006. Mr. Rajpal offers over 35 years of entrepreneurial and multinational work experience covering the United States, Japan, Hong Kong and India. He was the recipient of the Entrepreneur of the Year Award for companies started in the previous three years from Ernst & Young, India in 2000. In addition, he has received the U.S. Ambassador’s Award for distinguished service in strengthening the relationship between the United States and India and for extraordinary service to American business in India as President of the American Business Council.

Mr. Rajpal established Hewlett-Packard Company’s India operations in 1989 and was its President and Chief Executive Officer since setting up the operations until 1999. From 1984 to 1988, Mr. Rajpal was the Director of Sales, Marketing & Support at Hewlett-Packard Company Asia with accounts generating revenue in excess of $1.6 billion. Mr. Rajpal’s career with Hewlett-Packard Company spanned 29 years in several senior managerial positions in the United States, Canada, Asia and Latin America. Following Hewlett-Packard, Mr. Rajpal co-founded eCapital Solutions in April 1999, a company that owned intellectual properties in a number of different technology areas. Until April 2001, Mr. Rajpal was the President and Chief Executive Officer of Trigyn Technologies Limited which was formed through the merger of eCapital Solutions and Leading Edge Systems Ltd, a listed entity on the Bombay Stock Exchange in India. In September 2001, Mr. Rajpal co-founded Tecnova India, which provides consulting services to emerging growth companies in India. In July 2006, he founded Visnova Solutions, a focused software solutions and high-end KPO/BPO organization.

Mr. Rajpal currently serves as a member of the board of directors of various public and privately held companies which include Chairman of the Board of Directors of Four Soft Ltd, an enterprise solutions company that develops software products, listed on the National Stock Exchange (NSE) India; GISIL Ltd., which specializes in designing and building device optimizing technologies for embedded computing devices and MAHLE Filter Systems India, an Indian subsidiary of the MAHLE Group, Germany, a leader in engine components worldwide. He is the Business Excellence advisor to the Anand Automotive Systems’ group of companies, a leading manufacturer of automotive components and systems in India, and chairs their IT committee. Mr. Rajpal is an Electrical Engineer from the Benaras Hindu University, India and earned his MBA from York University, Toronto, Canada.

LM Singh has been our Chief Financial Officer, Executive Vice President, Secretary and Treasurer and a member of our Board of Directors since our incorporation. He has over 20 years experience in a global work environment covering private equity investments, corporate finance, buy-outs, capital markets, audit and control. Since January 2003, Mr. Singh has been the founder and managing partner of Lotus Capital Partners, LLC, New York, an investment advisory firm that specializes in cross-border transactions between the United States and India for companies primarily in the software and business services sector.

In February 2005, Mr. Singh co-founded FiNoble Advisors Ltd, New Delhi, India, an investment and advisory firm providing investment banking, India entry, asset management services and since inception has been a partner in the firm’s asset management practice, FiNoble Lotus Management Advisors Ltd. which specializes in creating alternative investment opportunities for overseas investors that seek to leverage India as an investment destination. From May 1995 to November 2002, Mr. Singh managed private equity investments, re-structuring and post merger integration activities and held several managerial positions at TAIB Bank E.C, and its affiliates, a boutique merchant bank headquartered in Bahrain pursuing investment activities across India, the United States, Europe and the Persian Gulf region. From August 2001 to November 2002, he served as President of TAIB Securities New York with countryhead responsibilities for TAIB Securities, London. From January 2000 to July 2001, Mr. Singh served as Group Executive Director and member of the board of directors for Mindteck, a global technology services provider, focused on IT applications and embedded systems.

Mr. Singh graduated from Sri Ram College of Commerce, Delhi University, India, with a Bachelor in Commerce (Hons.) and qualified as a Chartered Accountant, training with Price Waterhouse, New Delhi, India. He is a member of the Institute of Chartered Accountants of India, Institute of Internal Auditors (USA) and the Information Systems Audit and Control Association (CISA) (USA).

Graham Norton-Standen has been a director of our company and our Director of Strategy since September 25, 2006. Since 2002, Mr. Norton-Standen has been the Chairman and Chief Executive Officer of Applied Intelligence Group, a consulting firm focused on providing brokering, information technology, business transformation and structured investment services covering Europe, North America and Asia Pacific. From 1999 through 2002, as the Chief Executive Officer of Gartner International, a leading technology-related research and consulting service provider, Mr. Norton-Standen was responsible for all of the company’s business outside the United States and was instrumental in restructuring the company. From 1995 through 1999, Mr. Norton-Standen served at various senior level positions at EDS, a Fortune 500 service provider, with a portfolio that includes information-technology, applications and business process services. He was President, Strategic Growth Market, EDS (1998-99), the Group Managing Director, Emerging Markets of EDS (1996 to 1998), Managing Director of the Wireless Division Europe (1995 to 1996) and the Managing Director of the EDS Communications and Media Division in 1995. Prior to joining EDS, Mr. Norton-Standen worked for Digital Equipment Corporation in the Energy and Utilities sector from 1987 to 1994. During this period, he became the head of business development, which included guiding a number of U.K., European and Asia Pacific utilities companies on IT issues in the critical run-up to privatization in 1989. From 1994 to 1995, he was Director of the Mega Deal Group.

Mr. Norton-Standen has served as board member and/or corporate advisor to a number of professional and government bodies including the European Commission, the World Energy Council, the Centre for European Policy Studies and the Governments of Sweden and Australia in the run up to privatization of certain industries. He also served as a board member to the United States Trade and Investment Council based in Brussels. He is currently on the board of Educational Adventures “Danger Rangers” in the United States, a U.S. cartoon company, focused on child safety, E-Pocket, an electronic payments company, Global Sterling Payments Systems (Canada) & (UK) and is an Advisor to IntegraSP.UK, a provider of seamless technology integration solutions.

Hemant S. Sonawala has been a director of our company since September 25, 2006. He was the recipient of the Dataquest Lifetime Achievement Award in 2005. Mr. Sonawala was Vice-Chairman of Digital GlobalSoft Ltd., India from January 1988 until April 2004, a leading software services company, listed on the Bombay Stock Exchange, India, which was subsequently acquired by Hewlett-Packard Company. From 1992 to 1999, Mr. Sonawala was Chairman of Hinditron Schiller Medical Instruments Ltd., a joint venture he formed with Schiller, a leading international manufacturer and supplier of electro cardio-graphs, spirometers, patient monitors and external defibrillators to make available Schiller’s products in India. Mr. Sonawala was founder and Deputy Chairman of Hinditron Tektronix, later Chairman of Tektronix (India) Limited, from 1985 to 1996, a joint venture with Tektronix (a provider of test, measurement and monitoring solutions catering to design centers, laboratories and communications networks) to introduce Tektronix’s vast array of patented products to India. Mr. Sonawala’s current directorships include Exevo India Limited, a Knowledge Process Outsourcing company that provides market research globally with their end-to-end research and support processes, Spryance Inc. USA, a provider of medical transcription services and technologies to healthcare providers and NetAcross Holding and Investments Pvt. Ltd. Mr. Sonawala holds a bachelor’s degree in Engineering from Gujarat, India and Master of Science in Electrical Engineering. from University of Washington, Seattle, Washington.

Frederick E. Smithline has been a director of our company since September 25, 2006. Mr. Smithline has been practicing corporate law in New York City for over 40 years. After graduation from The Harvard Law School in 1955, Mr. Smithline served for two years in the U.S. Army Counterintelligence Corps in Germany. From 1957 to date, he has been practicing corporate and securities law in various law firms, except for the period from 1969 to 1973, when he was a principal in two Wall Street investment banking firms. From 1982 to the present, Mr. Smithline was a Partner and Counsel in Epstein, Becker and Green, Counsel to Fischbein, Badillo, Wagner & Harding and presently, Counsel to Eaton & Van Winkle. Mr. Smithline specializes in advising early stage companies on structure and finance. He has served on public boards including more than 20 years as a director and then Chairman of DVL, Inc., a publicly traded finance company (1982 to 2003) and the Hungarian Broadcast Company, a media Company (1998 to 2000). He was a co founder of International Isotopes, Inc., a publicly-traded company that is in the business of making radioactive isotopes for diagnostic and therapeutic purposes.

Special Advisors

Chandru Jagwani is a special advisor to our company. Mr. Jagwani has been the Founder, Chief Executive Officer and President of Diversified Impex Corp. since September 1972. Diversified Impex Corporation is involved in international trade finance and has clients in various industries. At Diversified Impex Corporation, Mr. Jagwani has been involved in the export of U.S. auto and off highway equipment parts to India, Latin America and the Middle East, including the export of spares of Gould, Clevite, Caterpillar Inc., Cummins Inc., Detroit Diesel Corp. and International Harvester. Mr. Jagwani also has extensive experience in international trade in auto parts, steel and engineering products from India, Taiwan and Singapore. Mr. Jagwani currently serves as a special advisor to Millennium India Acquisition Company Inc., a blank check public company traded on the American Stock Exchange and focusing on operations primarily in India (largely privately owned businesses within the financial services, healthcare, infrastructure and consumer, retail and hospitality sectors). Mr. Jagwani graduated with a degree in Electrical Engineering from Jodhpur University in India and subsequently received his MBA from the University of Bridgeport, Connecticut, in 1970.

Dr. Pervez Ali Ahmed is a special advisor to our company. Dr. Ahmed has been the Assistant Professor of Clinical Medicine SUNY, Health Science Center Downstate since 1978 and is currently attending in Medicine, Cardiology and Critical Care at Brookdale Hospital Medical Center in Brooklyn New York and in Medicine at Lenox Hill, Kings Highway/Beth Israel. In 1987, Dr. Ahmed was co-Director of Escorts Heart Institute, New Delhi and along with Dr. Naresh Trehan, he helped establish one of India’s earliest super specialty hospitals. Subsequently, he set up a multi physician Cardiology Group Practice in New York. Between 1999 and 2002, Dr. Ahmed was involved in planning, consulting and designing a new hospital in New Delhi and served as its Director. Since 2004, Dr. Ahmed has been a member of the Board of Directors of Max Healthcare in New Delhi, one of India’s leading specialized healthcare service providers. Dr. Ahmed graduated with his M.B.B.S. from the Armed Forces Medical College, Pune in May 1970 and subsequently completed his Internal Medicine Residency in Internal Medicine in Cardiology. His post-graduate qualifications include: Diplomate American Board Internal Medicine, in June 1976, Diplomate ABIM, Cardiovascular Disease in October 1997 and Board Eligible ABIM, Critical Care Medicine.

No Assurance of Future Services from Executive Officers or Board Members

The future role of our management team and board members following a business combination is not currently known. Our executive officers and directors are not obligated to remain with us after a business combination. While we believe that one or more target businesses with which we may combine may find our executive officers and directors to be highly experienced and attractive candidates to fill post-combination officer and director positions, we cannot assure you that a combination agreement will call for the retention of our current management team. If the agreement does not, our executive officers and directors may not continue to serve in those capacities after we have completed a business combination.

Number and Terms of Directors

Our board of directors is comprised of five members, each of whom shall serve as director until his or her successor is duly elected and qualified at the next annual meeting of stockholders.

Together with our special advisors, these individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company, other than Chandru Jagwani, one of our special advisors. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, their familiarity with BPO and KPO service companies and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Our company’s management, including its special advisors, have strong local presence, significant experience in India’s business process outsourcing sector, hands-on experience in offshoring U.S. operations to India and cross-border transactional experience. This combination of resources and experience positions the company to capitalize on the significant economic opportunities in India over the next several years, including strategic investments in Indian business processing outsourcing providers. Our management and our special advisors comprise seasoned professionals with substantial experience in private equity investing, operations, and restructuring of businesses, including the integration of mergers and acquisitions.

Audit Committee

Our board of directors intends to establish an audit committee within 90 days following the effective date of this offering, at which time our board intends to adopt an audit committee charter.

Director Independence

Our board of directors has determined that Hemant S. Sonawala and Frederick Smithline are “independent directors” within the meaning of Rule 10A-3 promulgated under the Exchange Act. We intend to locate and appoint additional independent directors to serve on the board of directors and audit committee from time to time to comply with applicable U.S. federal securities laws.

Code of Ethics

Prior to the effective date of this offering, we will adopt a code of ethics applicable to our principal executive officers in accordance with applicable U.S. federal securities laws.

Executive Compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers, directors, special advisors or any of their respective affiliates. Moreover, none of our existing stockholders, officers, directors, special advisors or any of their respective affiliates will receive any cash compensation for services rendered prior to or in connection with a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts, to the extent then known, being fully disclosed to stockholders in the proxy solicitation materials furnished to the stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 8-K, as required by the SEC.

We maintain offices at 445 Fifth Avenue, Suite 30H, New York, New York 10016. The cost for this space is included in the $7,500 per month fee paid to Lotus Capital LLC for general and administrative services. We believe that, based on rents and fees for similar services in the New York metropolitan area, the fee charged by Lotus Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until 18 months after completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors, Executive Officers and Special Advisors.”

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

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Certain of our officers and directors beneficially own shares of our common stock which will be released from escrow only in certain limited situations, will own shares with respect to which they are waiving their redemption and liquidation distribution rights and, with respect to certain securities owned by them, are subject to a lock-up agreement expiring upon the consummation of a business combination. Accordingly, such individuals may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•

In the event management were to make substantial loans to us in excess of the amount outside the trust account, they may look unfavorably upon or reject a business combination with a potential target whose owners refuse to pay such amounts.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the opportunity is within the corporation’s line of business;

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the corporation; and

•

the corporation could financially undertake the opportunity.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of the consummation of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

Each of our directors has, or may come to have following the consummation of this offering, to a certain degree, other fiduciary obligations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless these other companies and any successors to such entities has declined to accept such opportunities. Based upon the information provided to us by our management, other than the persons or entities disclosed in this prospectus, we are not aware of any pre-existing fiduciary duties owed by our members of management to any person or entity.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective founding shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to complete a business combination with respect to those shares of common stock. In addition, our existing stockholders have also agreed to vote all shares of common stock they acquire in this offering or in the aftermarket in favor of a business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders.

Our officers, directors and special advisors will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of our board of directors. Although we believe that all actions taken by our officers and directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock after giving effect to a 3 for 4 reverse stock split of our outstanding shares of common stock which occurred on January 10, 2007 and a 0.972973 for 1 reverse stock split of our outstanding shares of common stock, which occurred on February 14, 2007, and adjusted to reflect the sale of our common stock included in the private warrants sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(3)

TSP Ltd.(4) c/o Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	533,919	47.5%	9.5%

Suresh Rajpal(5)	789,324	70.2%	14.0%

LM Singh(5)	716,352	63.7%	12.7%

Graham Norton-Standen	0	—	—

Frederick Smithline(6) Three Park Avenue, 16th Floor New York, New York 10016	54,730	4.9%	1.0%

Hemant Sonawala 69/A. L. Jagmohandas Marg. Bombay, India 400 006	0	—	—

Chandru Jagwani(7)	91,216	8.1%	1.6%

All directors and executive officers as a group (5 individuals)(5)(6)(8)	1,026,487	91.2%	18.2%

——————

(1)

Unless otherwise indicated, the business address of each of the individuals is 445 Fifth Avenue, Suite 30H, New York, New York 10016.

(2)

The share amount does not include the shares of common stock underlying the private warrants sold to TSP Ltd. in a private placement, prior to the effective date of this offering described elsewhere in this prospectus.

(3)

Assumes the sale of 4,500,000 units in this offering, but does not include (i) 4,500,000 shares of our common stock issuable upon exercise of the warrants sold as part of such units, (ii) 1,191,667 shares of our common stock issuable upon exercise of the private warrants, (iii) 281,250 shares of our common stock included in the representatives’ unit purchase option or (iv) 281,250 shares of our common stock issuable upon exercise of the warrants included in the representatives’ unit purchase option.

(4)

TSP Ltd., is a company formed under the laws of Bermuda, which is wholly-owned by Suresh Rajpal (57.5%) and LM Singh (42.5%).

(5)

Includes 533,919 shares of our common stock owned by TSP Ltd. and, with respect to LM Singh, 72,973 shares of our common stock owned by Lotus Capital LLC, a New York limited liability company, majority-owned by LM Singh. Mr. Rajpal disclaims beneficial ownership to 42.5% of the shares owned by TSP Ltd. Mr. Singh disclaims beneficial ownership to 57.5% of the shares owned by TSP Ltd.

(6)

Includes 27,365 shares of our common stock owned by Mr. Smithline’s spouse, with respect to which Mr. Smithline disclaims beneficial ownership.

(7)

Includes 47,432 shares of our common stock owned by Canak Associates LLC, a New York limited liability company, 50%-owned by Chandru Jagwani.

(8)

Does not include a total of 98,513 shares of our common stock issued to special advisors.

Upon completion of this offering, our existing stockholders (including special advisors) will collectively own approximately 20.0% (17.9%, if the underwriters’ over-allotment option is exercised in full) of our issued and outstanding shares of common stock, which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the completion of our initial business combination. Prior to offering, TSP Ltd. will purchase 1,191,667 private warrants from the company at a price of $1.20 per warrant which will entitle TSP Ltd. to acquire 1,191,667 of shares of our common stock at an exercise price of $5.00 per share. The warrants are identical to the warrants included in the units in this offering. The warrants are not exercisable until the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants expire at 5:00 p.m., New York City time on [                ], 2011, four years following the date of this prospectus, unless previously redeemed by us.

On the date of this prospectus, all of our existing stockholders will place the founding shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares and units will be released from escrow on the earlier of (i) [             ], 2010, three years following the date of this prospectus and (ii) one year following the completion of a business combination with a target business.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except, individuals may transfer securities to an entity controlled by such individual or to family members and trusts for estate planning purposes or, upon death, to an estate or beneficiaries, and entities may transfer securities to persons or entities controlling, controlled by, or under common control with such entity, or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Although the private warrants will not be placed in escrow, TSP Ltd. will enter into a lock-up agreement wherein it will agree that it will not sell or transfer any of such securities or the shares underlying such warrants until after we have completed a business combination, subject to the same exceptions described above with respect to the escrowed securities.

We consider Suresh Rajpal and LM Singh to be our “promoters,” as these terms are defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 14, 2006, we issued an aggregate of 1,125,000 shares of our common stock adjusted for a 3 for 4 reverse stock split and 0.972973 for 1 reverse stock split on January 10, 2007 and February 14, 2007, respectively to our existing stockholders, for an aggregate of $25,000 in cash, at a purchase price of $0.022 per share, as follows:

Name	Number of Shares	Relationship to Us

TSP Ltd.	533,919	Stockholder (wholly-owned by our sponsors)
Suresh Rajpal	255,405	Chief Executive Officer, President and Chairman of the Board
LM Singh	109,460	Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director
Frederick Smithline	27,365	Director
Susan Smithline	27,365	Stockholder (spouse of Frederick Smithline)
Pervez Ahmed	7,297	Special Advisor
Chandru Jagwani	43,784	Special Advisor
Lotus Capital LLC	72,973	Stockholder (majority-owned by LM Singh)
Canak Associates LLC	47,432	Stockholder (50%-owned by Chandru Jagwani)

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20.0% of our issued and outstanding shares of common stock upon completion of the offering. If we reduce the size of the offering, we may effect a reverse stock split of our common stock in order to maintain the existing stockholders allocated ownership at 20.0% of our issued and outstanding common stock upon the completion of this offering and the private placement.

No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, TSP Ltd., an existing stockholder, will purchase from us an aggregate of 1,191,667 warrants at $1.20 per warrant or an aggregate of $1,430,000 in a private placement. Such warrants are identical to the warrants included in the units being sold in this offering. Each warrant is exercisable into one share of common stock at $5.00 and will become exercisable on the later of (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants will be subject to a lock-up agreement.

The holders of our 1,125,000 founding shares will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. The holders of the majority of these securities and their transferees are each entitled to make up to one demand that we register the securities owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. Also, TSP Ltd. will be entitled to demand and “piggy-back” registration rights with respect to the private warrants and the shares of common stock underlying the private warrants at any time after we complete a business combination.

Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their founding shares but not with respect to any shares of common stock acquired in connection with or following this offering. In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote their respective founding shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired this offering or in the aftermarket in favor of a business combination. Our existing stockholders will not have any of the conversion rights attributable to their shares.

Our sponsors loaned to us the principal sum of $125,000 in order to pay certain of the expenses associated with this offering. We will repay this loan, together with interest at the rate of 4% per annum, out of the proceeds from this offering.

We will reimburse our officers, directors and special advisors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us from the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. We have agreed with the underwriters that our board of directors will review and approve all expense reimbursements made to our officers, directors and special advisors.

We have agreed to pay Lotus Capital LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the New York metropolitan area, the fee charged by Lotus Capital LLC is at least as favorable as we could have obtained from an unaffiliated third party. This agreement commences on the date of this prospectus and will continue until 18 months after completion of this offering (or 24 months after the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination related thereto has not been completed within such 18-month period).

Other than reimbursable out-of-pocket expenses payable to our officers, directors and special advisors, the general and administrative services arrangement with Lotus Capital LLC, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance, by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,918,920 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 1,125,000 shares of common stock, after giving effect to our 3 for 4 reverse stock split and our 0.972973 for 1 reverse stock split, are outstanding, held by nine record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will continue to trade and the common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC’s website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled “Where You Can Find Additional Information.”

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders including all of our officers and directors, have agreed to vote their respective founding shares in accordance with the majority of the public stockholders, and to vote any shares they acquire in this offering and the aftermarket in favor of any proposed business combination. Additionally, our officers, directors and existing stockholders will vote all of their shares in any manner they determine in their sole discretion with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to complete a business combination, but only with respect to the founding shares and shares acquired in the private placement.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

All of the members of our board of directors are elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund and after payment of claims and obligations of the company. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the representatives have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to the founding shares, and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

Our stockholders have no redemption, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units which they have not previously sold.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year following the date of this prospectus.

The warrants included in the units sold in the offering, will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time, unless previously redeemed by us.

The units will continue to trade and the common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report will be available on the SEC’s website after its filing. For more information on where you can find a copy of these and other of our filings, see the section appearing elsewhere in the prospectus titled “Where You Can Find Additional Information.”

We may make a mandatory redemption of all of the warrants (including any warrants issued upon exercise of the representatives’ unit purchase option):

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide public warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the public warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrants prior to the date scheduled for redemption, however; there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The public warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in a warrant agreement between Continental Stock Transfer & Trust Company and us, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure that we will be able to do so. In addition, we have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If upon exercise of the warrants a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Warrants

No less than two days before the effectiveness of the registration statement of which this prospectus forms a part, TSP Ltd., an existing stockholder wholly owned by our sponsors, will purchase from us an aggregate of 1,191,667 warrants at $1.20 per warrant ($1,430,000 in the aggregate) in a private placement. Such warrants are identical to the warrants included in the units in this offering. Each warrant is exercisable into one share of common stock at $5.00 per share and will become exercisable on the later of: (i) the completion of a business combination with a target business or (ii) one year from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011, four years following the date of this prospectus, unless previously redeemed.

All of the gross proceeds from the sale of the 1,191,667 warrants in the private placement, or $1,430,000, will be deposited into the trust account. The private placement warrants contain restrictions prohibiting their transfer until the earlier of the consummation of a business combination and our dissolution and liquidation and will be subject to a lock-up agreement until such time as the restrictions on transfer expire. Furthermore, in each case, these warrants may not be transferred other than in accordance with the Securities Act of 1933, as amended.

Purchase Option

We have agreed to sell to the representatives an option to purchase up to 281,250 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,625,000 shares of common stock outstanding, or 6,300,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144. Notwithstanding this, 1,125,000 of those shares have been placed in escrow and will not be transferable until the earlier of (i)                         , 2010, three years following the date of this prospectus and (ii) one year following the completion of a business combination with a target business, subject to certain limited exceptions, such as transfers to affiliates or to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the securities would be destroyed, or if we were to complete a transaction after the completion of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 56,250 shares immediately after this offering (63,000 if the underwriters’ exercise their over-allotment option in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our founding shares will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. The holders of the majority of these securities and their transferees are each entitled to make up to one demand that we register the securities owned by them. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. Also, TSP Ltd. will be entitled to demand and “piggy-back” registration rights with respect to the private warrants and the shares of common stock underlying the private warrants at any time after we complete a business combination. In addition, the underwriters will be entitled to certain demand and “piggy-back” registration rights with respect to the shares, the warrants and the shares of common stock underlying the warrants included in units subject to the underwriters’ option. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Amendments to Our Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•

upon completion of this offering, a certain amount of the net proceeds from the offering shall be placed into the trust account, together with the proceeds from the private placement, which proceeds may not be disbursed from the trust account except in connection with a business combination, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

•

prior to consummating a business combination, we must submit such business combination to our public stockholders for approval;

•

we may complete the business combination if approved by the holders of a majority of the shares of common stock issued in this offering and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and completed, public stockholders who voted against the business combination and who properly exercise their conversion rights will receive their pro rata share of the trust account, including a pro rata portion of all interest earned thereon;

•

if a business combination is not completed or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets (including funds in the trust account), and we will not be able to engage in any other business activities; and

•

we may not complete any merger, acquisition, asset purchase or similar transaction other than a business combination that meets the conditions specified in the amended and restated certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Under Delaware law, the foregoing requirements and restrictions may be amended if our board of directors adopts a resolution declaring the advisability of an amendment which is then approved by stockholders holding a majority of our outstanding shares. Such an amendment could reduce or eliminate the protection that such requirements and restrictions afford to our stockholders. However, pursuant to our amended and restated certificate of incorporation and the underwriting agreement, neither we nor the board of directors will propose or seek stockholder approval of any amendment of these provisions without the approval of stockholders holding 95% of our outstanding shares.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Units being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of units set forth opposite its name below. Cowen and Company, LLC and Maxim Group LLC are the representatives of the underwriters.

Underwriters	Number of Units

Cowen and Company, LLC
Maxim Group LLC
Total	4,500,000

The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated if any domestic or international event or act or occurrence has materially disrupted, or in the representatives’ sole opinion will in the immediate future materially disrupt, general securities markets in the United States. The obligations of the underwriters may also be terminated upon the occurrence of events specified in the underwriting agreement. The underwriters have agreed, severally and not jointly, to purchase all of the units sold under the underwriting agreement if any of the units are purchased, other than the units covered by the over-allotment option and the purchase option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

State Blue Sky Information. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York, Rhode Island and Wyoming. We have applied to have the units registered for sale, or we are relying on exemptions from registration in the states mentioned above. In states that require registration, we will not sell the units to retail customers in these states until such registration is effective in each of these states (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), which is a federal statute, prevents or preempts the states from regulating transactions in certain securities, which are referred to as “covered securities”. This federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

State securities laws either require that a company’s securities be registered for sale or that the securities themselves or the transaction under which they are issued, are exempt from registration. When a state law provides an exemption from registration, it is excusing an issuer from the general requirement to register securities before they may be sold in that state. States, may by rule or regulation, place conditions on the use of exemptions, so that certain companies may not be allowed to rely on the exemption for the sale of their securities. If an exemption is not available and the securities the company wishes to sell are not covered securities under the federal statute, then the company must register its securities for sale in the state in question.

We will file periodic and annual reports under the Exchange Act. Therefore, under NSMIA, the states and territories of the United States are preempted from regulating the resale by stockholders of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, because our securities will be covered securities. However, NSMIA does allow states and territories of the United States to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable:

Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Virgin Islands, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the stockholders may resell the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid in the following states:  District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of the states that have not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

In addition, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states, without any notice filings or fee payments, based upon the availability of an applicable exemption from the state’s registration requirements:

•

commencing 90 days after the date of this prospectus in Nevada; and

•

commencing 180 days from the date of this prospectus in Alabama.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act described above, the state of Idaho has advised us that it does not recognize this act as a basis for exempting registration of resales therein of securities issued in blank check offerings.

We do not intend to register the resale of the securities sold in this offering in these states.

Over-Allotment Option to Purchase Additional Units. We have granted to the underwriters an option to purchase up to an aggregate of 675,000 additional units at the public offering price, less the underwriting discount. This option is exercisable for a period of 45 days. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the sale of units offered hereby. To the extent that the underwriters exercise this option, the underwriters will purchase additional units from us in approximately the same proportion as shown in the table above.

Purchase Option. We have agreed to sell to the representatives for $100, an option to purchase up to 281,250 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination or 180-days from the date of this prospectus and expiring three years from the date of this prospectus. The option and the 281,250 units, the 281,250 shares of common stock and the 281,250 warrants underlying such units, and the 281,250 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act of 1933. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $450,000 and are payable by us.

	Per Unit	Without Over-Allotment	With Over-allotment

Public offering price	$8.00	$36,000,000	$41,400,000
Discount(1)(2)	0.30	1,350,000	1,525,500
Deferred underwriting compensation(1)(3)	0.26	1,170,000	1,372,500
Proceeds before expenses	$7.44	$33,480,000	$38,502,000

——————

(1)

Does not include deferred underwriting compensation in the amount of 3.25% of the gross proceeds, or $0.26 per unit, or $1,170,000 (3.75% of the gross proceeds from the sale of the units pursuant to the underwriters’ over-allotment option, or $0.30 per unit, for the total deferred underwriting compensation of approximately $1,372,500 if the underwriters’ over-allotment option is exercised in full), payable to the representatives, with interest thereon, only upon completion of the initial business combination as described in this prospectus and then only with respect to those units as to which the component shares have not been converted; provided, however, that the interest earned on the deferred underwriting compensation and payable to the representatives shall not exceed $60,750.

(2)

No discount or commissions are payable with respect to the private warrants purchased in the private placement.

(3)

The representatives have agreed to forego their deferred underwriting compensation with respect to each share that we redeem for cash upon the consummation of a business combination.

Discretionary Accounts. The underwriters do not intend to confirm sales of the units to any accounts over which they have discretionary authority.

Pricing. Prior to this offering there has been no public market for any of our securities. The initial public offering price of the units and the terms of the warrants has been determined by negotiations between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

An active trading market for the units and, after separation, the shares and the warrants, may not develop. It is also possible that after the offering, the units will not trade in the public market at or above the initial public offering price. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants also will be quoted on the OTC Bulletin Board under the symbols ______ and ______, respectively. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board in the future.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of units so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the units while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing units in the open market.

•

Syndicate covering transactions involve purchases of units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared with the price at which they may purchase units through exercise of the over-allotment option. If the underwriters sell more units than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our units. As a result, the price of our units in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our units. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Lock-Up and Escrow Agreements. On or before the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before the completion of this offering into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable for the earlier of (i)         , 2010, three years following the date of this prospectus and (ii) one year following the completion of our initial business combination, unless we were to consummate a transaction after the consummation of our initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock and warrants for cash, securities or other property. In addition, pursuant to certain "lock-up" agreements, we and our executive officers, directors and our other existing stockholders, have agreed, subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, other than securities issued by us in connection with, and contemporaneously with, our initial business combination, without the prior written consent of the representatives, for a period ending on the later of the date of consummation of our initial business combination and the date 180 days after the date of the execution of the underwriting agreement. If our initial business combination occurs prior to the date 180 days after the execution of the underwriting agreement, the 180-day restricted period will be automatically extended if (i) during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of common stock, including the private placement warrants purchased by our existing stockholders. It also applies to shares of common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions also permit us, among other things and subject to restrictions, to issue securities in connection with and contemporaneous with our initial business combination. The exceptions permit parties to the "lock-up" agreements, among other things and subject to restrictions, to: (a) participate in tenders involving the acquisition of a majority of our shares of common stock, (b) participate in transfers or exchanges involving shares of common stock or securities convertible into shares of common stock or (c) make certain gifts. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates may provide, various investment banking, commercial banking and other financial services for our affiliates for which they received, and may in the future receive, customary fees.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchange’s regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 Octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Katten Muchin Rosenman LLP, New York, New York. Sidley Austin LLP, New York, New York, and Ellenoff Grossman & Schole LLP, New York, New York, are acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to this offering of or securities which includes exhibits, schedules and amendments. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:
Balance Sheets, December 31, 2006 and March 31, 2007 (unaudited)	F-3
Statements of Operations, from August 16, 2006 (inception) to December 31, 2006, for the three months ended March 31, 2007 (unaudited) and August 16, 2006 (inception) to March 31, 2007 (unaudited)	F-4
Statements of Stockholders’ Deficit, from August 16, 2006 (inception) to December 31, 2006 and for the period ended March 31, 2007 (unaudited)	F-5
Statements of Cash Flows, from August 16, 2006 (inception) to December 31, 2006, for the three months ended March 31, 2007 (unaudited) and August 16, 2006 (inception) to March 31, 2007 (unaudited)	F-6
Notes to Financial Statements	F-7 – F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
TransTech Services Partners Inc.

We have audited the accompanying balance sheet of TransTech Services Partners Inc. (a corporation in the development stage) as of December 31, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the period from August 16, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TransTech Services Partners Inc. as of December 31, 2006, and its results of operations and its cash flows for the period from August 16, 2006 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of December 31, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
January 23, 2007, except for Note 9B, as to which the date is February 14, 2007 and the fourth paragraph of Note 1, Note 6 and Note 8, as to which the date is May 14, 2007,

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

BALANCE SHEETS

	December 31, 2006	March 31, 2007
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$62,586	$61,916

Deferred registration costs (Note 3)	308,249	398,813
Total assets	$370,835	$460,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accrued registration costs	$214,197	304,196
Accrued expenses	7,162	18,483
Due to affiliate	34,052	34,052
Notes payable to initial stockholders including related interest (Note 4)	126,479	127,712
Total current liabilities	381,890	484,443

Commitments (Note 6)

Stockholders’ Deficit (Note 8):

Preferred stock, par value $.0001 per share, 1,000,000 shares authorized, none outstanding	—	—
Common stock, par value $.0001 per share 20,918,920 shares authorized, 1,125,000 shares issued and outstanding	112	112
Additional paid-in capital	24,888	24,888
Deficit accumulated in the development stage	(36,055)	(48,714)

Total stockholders’ deficit	(11,055)	(23,714)

Total liabilities and stockholders’ deficit	$370,835	$460,729

The accompanying notes should be read in conjunction with the financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	From August 16, 2006 (inception) to December 31, 2006	For the three months ended March 31, 2007	From August 16, 2006 (inception) to March 31, 2007
		(unaudited)	(unaudited)
Formation and operating costs	$36,055	$12,659	$48,714
Loss before provision for income taxes	(36,055)	$(12,659)	(48,714)
Provision for income taxes (Note 5)	—	—	—
Net loss for the period	$(36,055)	$(12,659)	$(48,714)

Weighted average number of shares outstanding, basic and diluted	1,125,000	1,125,000	1,125,000
Net loss per share, basic and diluted	$(0.03)	$(0.01)	$(0.04)

The accompanying notes should be read in conjunction with the financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS’ DEFICIT
From August 16, 2006 (inception) to March 31, 2007

	Common Stock		Additional Paid-In Capital	Deficit Accumulated in the Development Stage	Total Stockholders’ Deficit
	Shares	Amount

Issuance of the Common Stock on September 13, 2006 at $0.022 per share to initial stockholders	1,125,000	$112	$24,888	$—	$25,000
Net loss for the period	—	—	—	(36,055)	(36,055)
Balance, December 31, 2006	1,125,000	$112	$24,888	$(36,055)	$(11,055)
Net loss for the period (unaudited)	—	—	—	(12,659)	(12,659)
Balance, March 31, 2007 (unaudited)	1,125,000	$112	$24,888	$(48,714)	$(23,714)

The accompanying notes should be read in conjunction with the financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	From August 16, 2006 (inception) to December 31, 2006	For the three months ended March 31, 2007	From August 16, 2006 (inception) to March 31, 2007
		(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net loss for the period	$(36,055)	$(12,659)	$(48,714)

Adjustments to reconcile net loss to net cash used in operating activities:

Change in operating liability:
Accrued expenses	7,162	11,321	18,483
Accrued interest on notes payable to initial stockholders	1,479	1,233	2,712

Net cash used in operating activities	(27,414)	(105)	(27,519)

FINANCING ACTIVITIES
Payment of registration costs	(94,052)	(565)	(94,617)
Proceeds from issuance of common stock to initial stockholders	25,000	—	25,000
Advances from affiliate	34,052	—	34,052
Proceeds from notes payable to initial stockholders	125,000	—	125,000
Net cash provided by financing activities	90,000	(565)	89,435

Net increase in cash and cash equivalents	62,586	(670)	61,916

Cash and Cash Equivalents
Beginning of period	—	62,586	—

End of period	$62,586	$61,916	$61,916

Supplemental disclosure of non-cash financing activity:
Accrued registration costs	$214,197	$89,999	$304,196

The accompanying notes should be read in conjunction with the financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 1 — Discussion of the Company’s Activities; Going Concern Consideration

Organization and activities – TransTech Services Partners Inc. (the “Company”) was incorporated in Delaware on August 16, 2006 for the purpose of  acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more small to mid-market U.S. and/or European based operating companies engaged in the delivery of Information Technology and Information Technology Enabled Services, Business Process Outsourcing and/or Knowledge Process Outsourcing, whose operations are particularly suitable for operational and productivity improvements which would include leveraging delivery centers located in offshore countries, such as India (a “Target Business”). All activity from inception (August 16, 2006) through March 31, 2007 was related to the Company’s formation and capital raising activities.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company intends to raise $36,000,000 in a public offering of its securities in which it would propose to issue 4,500,000 Units (the “Units” or a “Unit”) (plus up to an additional 675,000 Units solely to cover over-allotments, if any) (“Proposed Offering”). Each Unit will consist of one share of the Company’s common stock and one warrant (a “Warrant”). The Company’s management has broad discretion with respect to the specific application of the proceeds of this Proposed Offering of Units, although the Company intends to apply substantially all of the net proceeds of the Proposed Offering toward consummating a Business Combination. However, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that approximately $7.90 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.26 per Unit will be paid to the underwriter upon the consummation of a Business Combination pro-rata with respect to those shares which stockholders do not exercise their conversion rights. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Approximately $600,000 of after tax interest earned on the monies held in the Trust Account and $100,000 transferred to the Company at the close of the Proposed Offering may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 6).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). The Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”), have agreed to vote their 1,125,000 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 20% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 18 months from the date of the Proposed Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 1 — Discussion of the Company’s Activities; Going Concern Consideration – (continued)

seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Proposed Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company’s stockholders for that Business Combination has not been filed prior to 24 months from the date of the Proposed Offering, the Company’s board will convene, adopt and recommend to their stockholders a plan of dissolution and distribution and file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines (the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding less than 20% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares and the shares underlying the Insider Units (but not shares acquired in the Proposed Offering or in the secondary market) held by Initial Stockholders.

Going concern consideration – As indicated in the accompanying financial statements, at December 31, 2006 and March 31, 2007, respectively, the Company had $62,586 and $61,916 in cash and cash equivalents and a working capital deficiency of $319,304 and $422,527. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, raise substantial doubt that the Company will be able to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business Combination Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

Note 2 — Summary of Significant Accounting Policies

Unaudited Interim Financials Statements – The financial statements at March 31, 2007 and for the periods ended March 31, 2007 are unaudited.  In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2007 and the results of its operations and cash flows for the three months ended March 31, 2007 and the period from August 16, 2006 (inception) to March 31, 2007 and its stockholders equity for the three months March 31, 2007.  Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

Cash and Cash Equivalents – Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased. The Company did not hold any cash equivalents as of December 31, 2006 and March 31, 2007.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 2 — Summary of Significant Accounting Policies – (continued)

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share – Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. No such securities are outstanding as of December 31, 2006 and March 31, 2007. Basic and diluted loss per share were the same for the period from inception (August 16, 2006) through December 31, 2006, for the three months ended March 31, 2007 and from August 16, 2006 (inception) to March 31, 2007, as no potentially dilutive securities have been issued.

Fair Value of Financial Instruments – The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosures about Fair Value of Financial Instrument,” approximate their carrying amounts presented in the balance sheet at December 31, 2006 and March 31, 2007.

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments.

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements – In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a significant effect on the Company’s balance sheets or statements of operations.

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 3 — Deferred Registration Costs

As of December 31, 2006 and March 31, 2007, respectively, the Company has incurred deferred registration costs of $308,249 and $398,813 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

Note 4 — Notes Payable to Stockholders and Due to Affiliate

The Company issued an aggregate of $125,000 unsecured promissory notes to its sponsors in September 2006 (the “Notes”). The Company’s sponsors funded $75,000 of the Notes in cash directly to the Company and paid $50,000 directly to vendors on behalf of the Company. The Notes bear interest at a rate of 4% per annum and are payable on the earlier of the consummation of the Proposed Offering or January 31, 2008. Due to the short term nature of the Notes, the fair value of the Notes approximate their carrying amount. From August 16, 2006 (inception) to December 31, 2006 and for the three months ended March 31, 2007, respectively, $1,479 and $1,233 (an aggregate of, $2,712) of interest has accured on the Notes and is included in formation and operating costs on the accompanying statements of operations.

The Company has recorded a due to affiliate on the accompanying balance sheet at December 31, 2006 and March 31, 2007 for certain registration costs paid by one of its sponsors.

Note 5 — Income Taxes

Significant components of the Company’s future tax assets are as follows:

	From August 16, 2006 (inception) to December 31, 2006	For the three months ended March 31, 2007 (unaudited)

Expenses deferred for income tax purposes	$12,259	$16,563
Less valuation allowance	(12,259)	(16,563)
Totals	$—	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that the deferred tax asset will be realized.

Note 6 — Commitments

Administrative Fees

The Company is permitted to utilize $600,000 ($800,000 if  the underwriters’ over-allotment option is exercised in full) of after tax interest earned upon monies in the Trust Account in addition to $100,000 to be transferred to the Company upon consummation of the Proposed Offering for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

The Company has agreed to pay an affiliate of one of its sponsors $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 6 — Commitments – (continued)

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to Cowen and Company, LLC and Maxim Group LLC (together the “Representatives”), the representatives of the underwriters, for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $2,520,000, or $2,898,000 if the underwriters’ over-allotment option is exercised in full. The Company and the Representatives have agreed that payment of $1,350,000 or $1,525,500 if the underwriters’ over-allotment option is exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the Representatives have agreed that payment of the underwriting discount of $1,170,000, or $1,372,500 if the underwriters’ over-allotment option is exercised in full, will be deferred until consummation of the Business Combination.

The Company will sell to the Representatives for $100, an option to purchase up to 281,250 units at $10.00 per unit (the “Unit Purchase Option” or the “UPO”). The units issuable upon exercise of the UPO are identical to those offered by the Proposed Offering. The UPO commences on the later of the consummation of a business combination or 180-days from the date of the prospectus with respect to the Proposed Offering and expires three years from the date of the prospectus.  The Company estimates that the fair value of the UPO is approximately $712,000 ($2.53 per unit) using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 51.54% (2) risk-free interest rate of 4.54% and (3) contractual life of 3 years. The expected volatility in the preceding sentence was calculated as an average of the volatilities of similar companies that trade on U.S. Stock Exchanges. In calculating volatility for the representative companies, the Company used daily historical volatilities for the period of time equal to the term of the option (3 years).

Initial Stockholders

Pursuant to letter agreements with the Company and the Representatives in the Proposed Offering and the private placement offering, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares and the shares underlying the Insider Units (but not shares purchased in the Proposed Offering or in the secondary market) in the event of the Company’s liquidation.

On or prior to the closing of the Proposed Offering, the Company will sell to one of its Initial Stockholders 1,191,667 warrants (“Private Warrants”) in a private placement, at a price of $1.20 per Private Warrant, for an aggregate of $1,430,000 (Note 8).

The Initial Stockholders have agreed to surrender, without consideration, up to an aggregate of 99,973 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event Public Stockholders exercise their right to have the Company convert their shares for cash. Accordingly, for approximately every nine shares converted by Public Stockholders, the founders have agreed to surrender one share for cancellation.

Note 7 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 8 — Equity

Public Warrants

Each warrant sold in the Proposed Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Public Warrants, which will expire worthless.

Private Warrants

The Private Warrants are identical to the Public Warrants and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Private Warrants, which will expire worthless.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Registration Rights – Warrants and Unit Purchase Option

Warrants

In accordance with the Warrant Agreement related to the Public Warrants and the registration rights agreement associated with the Private Warrants (collectively the Public Warrants and Private Warrants are the “Warrants”), the Company will only be required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

Unit Purchase Option

The Unit Purchase Option and the warrants included in the Unit Purchase Option, are not subject to net cash settlement in the event the Company is unable to maintain an effective 1933 Act registration statement. The Company must use best efforts to file and maintain the effectiveness of the registration statement for the securities

TRANSTECH SERVICES PARTNERS INC.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
(the information as of March 31, 2007 and
for the periods ended March 31, 2007 is unaudited)

Note 8 — Equity – (continued)

issuable upon exercise of the Unit Purchase Option. Such warrants underlying the Unit Purchase Option are only exercisable to the extent the Company is able to maintain such effectiveness. The Unit Purchase Option (but not the underlying warrants), however, may be exercised by means of cashless exercise even in the absence of an effective registration statement for the underlying securities. If the holder of the Unit Purchase Option, or warrants underlying the Unit Purchase Option, does not, or is not able to, exercise the Unit Purchase Option or warrants underlying the Unit Purchase Option, as applicable, the Unit Purchase Option or underlying warrants, as applicable, will expire worthless.

Note 9 — Subsequent Events

(A) On January 10, 2007, the Company effected a 3 for 4 reverse stock split of its outstanding shares of common stock. All of the references in the accompanying financial statements to the number of shares have been retroactively restated to reflect the reverse stock split.

(B) On February 14, 2007 the Company effected a 0.972973 for 1 reverse stock split of its outstanding shares of common stock and amended the number of authorized shares of common stock to 20,918,920. All of the references in the accompanying financial statements to the number of shares have been retroactively restated to reflect the reverse stock split and change in authorized shares.

$36,000,000

4,500,000 Units

——————————————————————————————————————————

PROSPECTUS

——————————————————————————————————————————

Cowen and Company

Maxim Group LLC

_____________, 2007

Until                , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	7,886
NASD filing fee	7,745
Accounting fees and expense	75,000
Printing and engraving expenses	50,000
Legal fees and expenses	250,000
Miscellaneous(2)	58,369
Total	$450,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the Company’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $2,400 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all officers, directors, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by an officer, director or controlling person in a successful defense of any action, suit or proceeding) is asserted by such officer, direct or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Ninth of our certificate of incorporation provides:

The Corporation shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Delaware, as the same may be amended from time to time, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name	Number of Shares

TSP Ltd.	533,919
Suresh Rajpal	255,405
LM Singh	109,460
Frederick Smithline	27,365
Susan Smithline	27,365
Dr. Pervez Ahmed	7,297
Chandru Jagwani	43,784
Lotus Capital LLC	72,973
Canak Associates LLC	47,432

Such shares were issued on September 14, 2006, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and/or entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.022 per share. No underwriting discounts or commissions were paid with respect to such sales. On January 10, 2007, we effected a 3 for 4 reverse stock split of our outstanding shares of common stock. On February 14, 2007, we effected a 0.972973 for 1 reverse stock split for our outstanding shares of common stock.

TSP Ltd., one of our existing stockholders, has entered into a binding subscription agreement to purchase 1,191,667 warrants to purchase 1,191,667 shares of our common stock units prior to the effective date of our public offering in a Regulation D transaction pursuant to, and in accordance with, Regulation D under the Securities Act of 1933, at $1.20 per warrant.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	Form of Second Amended and Restated Certificate of Incorporation*
3.4	Form of Third Amended and Restated Certificate of Incorporation*
3.5	Bylaws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5	Form of Unit Purchase Option Agreement between the Registrant, Cowen and Company, LLC, and Maxim Group LLC
5.1	Opinion of Katten Muchin Rosenman LLP*
10.1	Form of Letter Agreement among the Registrant, Cowen and Company, LLC, Maxim Group LLC and each Sponsor
10.2	Form of Letter Agreement among the Registrant, Cowen and Company, LLC, Maxim Group LLC and each Director*
10.3	Form of Letter Agreement among the Registrant, Cowen and Company, LLC, Maxim Group LLC and each Existing Stockholder*
10.4	Form of Letter Agreement among the Registrant, Cowen and Company, LLC, and Maxim Group LLC and TSP Ltd.
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.6	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Stockholders*
10.7	Form of Services Agreement between Lotus Capital LLC and the Registrant*
10.8	Promissory Note issued to LM Singh in the principal amount of $65,000*
10.9	Promissory Note issued to Suresh Rajpal in the principal amount of $60,000*
10.10	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders
10.11	Second Amended and Restated Subscription Agreement between the Registrant and TSP Ltd.
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this Registration Statement)*

——————

*

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on May 16, 2007.

May 16, 2007	TRANSTECH SERVICES PARTNERS INC.

	By:	/s/ Suresh Rajpal
Suresh Rajpal, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signatures	Title	Date

	*	Chief Executive Officer; President and Chairman	May 16, 2007
	Suresh Rajpal	of the Board

	*	Director of Strategy; Director	May 16, 2007
Graham Norton-Standen

	*	Chief Financial Officer; Executive Vice President;	May 16, 2007
	LM Singh	Treasurer; Secretary and Director
(Principal Accounting Officer)

	*	Director	May 16, 2007
Frederick Smithline

	*	Director	May 16, 2007
Hement Sonawala

* By:	/s/ LM Singh
LM Singh
As attorney-in-fact

* By:	/s/ Suresh Rajpal
Suresh Rajpal
As attorney-in-fact